                                  SCHEDULE 14A
                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[x] Preliminary Proxy Statement
[  ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  Imatec, Ltd.
 ................................................................................
                (Name of Registrant as Specified In Its Charter)

                                  Imatec, Ltd.
 ................................................................................
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[x] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:
            Common Stock, par value $.0001 per share
            ____________________________________________________________________

         2) Aggregate number of securities to which transaction applies:
            3,735,201
            ____________________________________________________________________

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
            ____________________________________________________________________

         4) Proposed maximum aggregate value of transaction:
            ____________________________________________________________________

            Set forth the amount on which the filing fee is calculated and state how it was determined. Filing Fee Was Previously
            Paid

            ____________________________________________________________________


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:
            ____________________________________________________________________

         2) Form, Schedule or Registration Statement No.:
            ____________________________________________________________________

         3) Filing Party:
            ____________________________________________________________________

         4) Date Filed:
            ____________________________________________________________________

                                  IMATEC, LTD.
                              150 East 58th Street
                            New York, New York 10155

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Imatec, Ltd:

An Annual Meeting of Stockholders (the "Annual Meeting") of Imatec, Ltd., a Delaware corporation (the "Company") will be held at the offices of the Company, 150 East 58th Street, New York, New York, at __ a.m., Eastern Daylight Savings Time, on November ___, 1997, for the following purposes:

               1.   To elect the Board of Directors for the ensuing year.

               2. To approve the sale of the Company's current business to the Company's current President, Chief Executive Officer, Chairman of the Board and Secretary and ratify the Board of Directors actions in connection therewith; and

               3. To ratify and approve the appointment of Most Horowitz & Company as independent public accountants for the fiscal year ending December 31, 1997;

               4. To transact such other business as is properly brought before the meeting.

All stockholders are invited to attend the meeting. Stockholders of record at the close of business on October 14, 1997, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting. A complete list of stockholders entitled to notice of, and to vote at, the meeting will be open to examination by the stockholders beginning ten days prior to the meeting for any purpose germane to the meeting during normal business hours at the office of the Secretary of the Company at 150 East 58th Street, New York, New York 10155.

Whether or not you intend to be present at the meeting, please sign and date the enclosed proxy and return it in the enclosed envelope.

                                         By Order of the Board of Directors


                                         Neal Factor
                                         Director
New York, New York
October ___, 1997
                             YOUR VOTE IS IMPORTANT
                PLEASE MARK, DATE, AND SIGN YOUR PROXY AND RETURN
                      IT PROMPTLY IN THE ENCLOSED ENVELOPE

                                TABLE OF CONTENTS

PROXY STATEMENT SUMMARY...................................................................................        1

INTRODUCTION..............................................................................................        1
         Matters for Consideration at the Annual Meeting..................................................        1
                   Voting Rights and Proxy Information....................................................        2
                   No Appraisal Rights....................................................................        3
                   Forward-Looking Statements Regarding the Company.......................................        3
         Available Information............................................................................        3

SUMMARY...................................................................................................        5

         PROPOSAL 1:  ELECTION OF DIRECTORS...............................................................        5

         PROPOSAL 2: THE SALE.............................................................................        5
                  Background..............................................................................        5
                  Consideration...........................................................................        5
                  Guarantee of Shalit Shares Purchase Price...............................................        6
                  Assets to be Contributed to Newco; Assumption of Liabilities............................        6
                  Principal Reasons for the Sale..........................................................        6
                  Use of Proceeds.........................................................................        6
                  Determination of the Consideration......................................................        6
                  Representations, Warranties and Covenants...............................................        7
                  Indemnification.........................................................................        7
                  Conditions to Closing...................................................................        7
                  Amendment and Termination...............................................................        7
                  Exclusivity.............................................................................        7
                  Conflict of Interest....................................................................        7
                  Accounting Treatment....................................................................        7
                  Federal Income Tax Consequences.........................................................        8
                  Appraisal Rights........................................................................        8
                  Future Direction of the Company.........................................................        8
                  Risks Associated with the Approval of Proposal 2........................................        8
                  Consequences of Failure to Approve Proposal 2...........................................       10

         PROPOSAL 3: RATIFY SELECTION OF ACCOUNTANTS......................................................       10

PROPOSAL 1: ELECTION OF DIRECTORS.........................................................................       11
         Alternative A....................................................................................       11
         Alternative B....................................................................................       12
         Executive Officers...............................................................................       13
         Directors Compensation...........................................................................       14
         Board Committees.................................................................................       14
         Security Ownership of Certain Beneficial Owners..................................................       14
         Report of the Compensation Committee.............................................................       16
              General Policies Regarding Compensation of Executive Officers...............................       16
         Compensation Committee Interlocks and Insider Participation......................................       17



         Executive Compensation Tables....................................................................       17
         Employment Agreements............................................................................       18
         Benefit Plans....................................................................................       19
         Certain Relationships and Related Transactions...................................................       20

PROPOSAL 2: THE SALE......................................................................................       21
         Introduction.....................................................................................       21
         Background of the Sale...........................................................................       21
              The Company.................................................................................       21
              Principal Reasons for the Sale..............................................................       21
              Information Concerning the Buyer............................................................       23
              History of the Transaction..................................................................       23
              Determination of the Consideration..........................................................       23
         Guarantee of Shalit Shares Purchase Price........................................................       24
         Risks Associated with the Approval of the Sale...................................................       24
         Consequences of Failure to Approve the Sale......................................................       25
         Name Change......................................................................................       26
         Business Relationship with Buyer.................................................................       26
         Management of Imatec Following the Sale..........................................................       26
         Recommendation of the Board of Directors.........................................................       26
         Fairness Opinion.................................................................................       27
         Income Approach..................................................................................       28
         Liquidation Approach.............................................................................       30
         Impact of the Agreement on the Company and its Stockholders......................................       30
         Conflict of Interest.............................................................................       31
         Future Direction of the Company..................................................................       32
         Rights of Security Holders.......................................................................       32
         Market Activity..................................................................................       33
         The Agreement....................................................................................       33
              The Sale....................................................................................       33
              Employees, Treatment of Options.............................................................       33
              Assets to be Contributed to Newco; Assumed Liabilities of Newco.............................       34
              Consideration...............................................................................       34
                   Sale of Shalit Shares..................................................................       34
              Representations and Warranties; Covenants...................................................       36
              Indemnification.............................................................................       36
              Closing Conditions..........................................................................       36
                   Conditions Precedent to Obligations of the Company.....................................       36
                   Conditions Precedent to Obligations of Dr. Shalit......................................       37
              Amendment and Termination...................................................................       37
              Exclusivity.................................................................................       37
              Accounting Treatment........................................................................       37
         U.S. Federal Income Tax Consequences.............................................................       38
         Schedule 13e-3...................................................................................       38
         Stockholder Vote.................................................................................       38
         Dividends and Price Range of Company Common Stock................................................       38


         Rights to Dissent................................................................................       39
         Fraudulent Transfer Consideration; Legal Dividend Requirements...................................       39
         Business of Imatec Prior to the Sale.............................................................       40
              Business Strategy...........................................................................       40
              Manufacturing, Sales, and Distribution......................................................       40
              Marketing...................................................................................       41
              Research and Development....................................................................       41
              Competition.................................................................................       41
              License Agreement...........................................................................       42
              Intellectual Property.......................................................................       42
              FDA Clearance...............................................................................       43
              Employees...................................................................................       44
         Description of the Company's Capital Stock.......................................................       44
              Authorized and Outstanding Stock............................................................       44
              Imatec Common Stock.........................................................................       44
              Redeemable Warrants.........................................................................       44
              Preferred Stock.............................................................................       46
              Limitation of Liability of Directors........................................................       47
              Takeover Provisions.........................................................................       47

PROPOSAL 3:  INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.....................................................       48

OTHER BUSINESS............................................................................................       49

COST OF PROXY SOLICITATION................................................................................       49

STOCKHOLDERS PROPOSALS....................................................................................       49

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................................................       49

                                  INTRODUCTION


This Proxy Statement (the "Proxy Statement") is being furnished to stockholders of Imatec, Ltd., a Delaware corporation (the "Company" or "Imatec"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") from holders of record of the Company's outstanding shares of common stock, par value $.0001 per share (the "Imatec Common Stock"), as of the close of business on October 14, 1997 (the "Annual Meeting Record Date") for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on ____________,November___, 1997, at _____ a.m.,at the Company's offices at 150 East 58th Street, New York, New York, and at any adjournment or postponement thereof. This Proxy Statement is first being mailed to the Company's stockholders on or about October ___, 1997.

                 MATTERS FOR CONSIDERATION AT THE ANNUAL MEETING

At this Annual Meeting, holders of shares of Common Stock will be asked to consider and to vote upon the following proposals:

               (i) Proposal 1: Election of Clifford A. Brandeis, William M. Thompson and John M. Thompson to the Company's Board of Directors for the ensuing year in the event that Proposal 2 is approved (Alternative A) or election of the current board of directors in the event that Proposal 2 is not approved (Alternative B); and

               (ii) Proposal 2: Approval of the sale of substantially all of the operations of the Company (the "Sale") through the sale of all of the outstanding shares of the common stock of a newly-formed, wholly-owned subsidiary of the Company to Dr. Hanoch Shalit, current President, Chief Executive Officer, Chairman of the Board and Secretary of the Company and ratification of the Board's actions in connection therewith; and

              (iii) Proposal 3: Ratification and approval of the appointment of
                    Most Horowitz & Company, LLP as the Corporation's independent certified public accountants for the fiscal year ended December 31, 1997.

              THE BOARD OF DIRECTORS OF THE CORPORATION UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH OF THE PROPOSALS

The Board has retained discretion, subject to its fiduciary duties under Delaware law, even if stockholder approval of the Sale is obtained, to abandon, defer or modify the Sale, provided that following stockholder approval the Board will not make any changes in the terms of the Sale unless the Board determines that such changes would not be materially adverse to the Company's stockholders. In addition, the Board will resolicit stockholder approval in the event that, following stockholder approval of the Sale, the Sale is materially altered.

The Sale is an important element in the restructuring plan previously approved by the Board. Other elements of the restructuring plan involve other possible corporate reorganizations, including the acquisition of a new operating business or businesses by the Company (collectively, the "New Business") as described under "Proposal 2 -- Background of the Sale." Such New Business acquisitions and other elements of the restructuring plan will, in all likelihood, be consummated after the date the Sale is consummated (the "Sale Date"). Delaware law requires stockholder ratification as a condition to the Sale because the Sale may be deemed to be the sale of all or substantially all of the assets of the Company. However, stockholder approval is not being sought for any elements of the restructuring plan other than the Sale.

For a description of the reasons for the Sale, see "The Sale -- Background - Principal Reasons for the Sale."

VOTING RIGHTS AND PROXY INFORMATION: Only holders of record of shares of Imatec Common Stock as of the close of business on the Annual Meeting Record Date will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Such holders of shares of Imatec Common Stock are entitled to one vote per share on any matter which may properly come before the Annual Meeting. As of October 14, 1997, there were approximately 3,735,201 shares of Imatec Common Stock outstanding held by approximately 863 stockholders. The holders of the Company's Redeemable Warrants (as defined) will not be entitled to vote on any matters that come before the Annual Meeting.

The presence, either in person or by properly executed proxy, of the holders of a majority of the then outstanding shares of Imatec Common Stock is necessary to constitute a quorum for the Annual Meeting and to permit action to be taken by the stockholders at such meeting. The election of directors pursuant to Proposal 1 requires the affirmative vote of a plurality of the votes cast by shares entitled to vote at the Annual Meeting. The affirmative vote of the holders of not less than a majority of the outstanding shares of Common Stock is required to approve the Sale pursuant to Proposal 2. The ratification and approval of the Corporation's independent public accountants pursuant to Proposal 3 requires the affirmative vote of the majority of the outstanding shares of Imatec Common Stock present in person or represented by proxy. Under the Company's bylaws and Delaware law, shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions as to Proposal 2 regarding the Sale will have the same effect as votes against such proposal. However, abstentions as to Proposal 1 or Proposal 3 and broker non-votes as to any proposal will be treated as unvoted for purposes of determining approval of such proposals and will not be counted as votes cast for or against such proposals.

All shares of Imatec Common Stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted "FOR" each proposal in accordance with the Board's recommendations as set forth herein.

In the event that a quorum is not present at the time the Annual Meeting is convened, or if for any other reason the Company believes that additional time should be allowed for the solicitation of proxies, the Company may adjourn the Annual Meeting with or without a vote of the stockholders.

If the Company proposes to adjourn the Annual Meeting by a vote of the stockholders, the persons named in the enclosed form of proxy will vote all shares for which they have voting authority in favor of such adjournment.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the transfer agent for the Company, Continental Stock Transfer and Trust Company, 2 Broadway, New York, New York 10004 (the "Transfer Agent"), at or before the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Transfer Agent at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

The Company will bear the cost of the solicitation. The Company has engaged Morrow & Co., Inc. to solicit proxies for a fee of approximately $5,500 plus reasonable out-of-pocket expenses, estimated to be approximately $2,500. In addition to solicitation by mail, the Company will request banks, brokers and other custodian nominees and fiduciaries to supply proxy material to the beneficial owners of shares of Imatec Common Stock of whom they have knowledge, and will reimburse them for their expenses in so doing; and certain directors, officers and other employees of the Company, not specially employed for the purpose, may solicit proxies, without additional remuneration therefor, by personal interview, mail, telephone or telegraph.

The Imatec Common Stock and the Redeemable Warrants have been listed on The Nasdaq SmallCap Market (the "SmallCap Market") since October 1996 and trade under the symbols "IMEC" and "IMECW." If Proposal 2 is approved by stockholders, such securities will continue to be included for quotation on that market so long as they remain eligible. However, until a New Business is acquired by the Company, the Imatec Common Stock and Redeemable Warrants will not meet the SmallCap Market continuing listing requirements. In addition, the Nasdaq Stock Market, Inc. has informed the Company that, unless a New Business has been acquired which meets the initial listing requirements of the SmallCap Market immediately following the closing, it will notify the Company of its intention to delist the Imatec Common Stock and the Redeemable Warrants. Accordingly, there can be no assurance that any of the Company's securities will continue to be included for quotation on the SmallCap Market.

NO APPRAISAL RIGHTS: Stockholders of the Company will not be entitled to appraisal rights under Delaware law in connection with the Sale or any other proposals set forth in this Proxy Statement.

FORWARD-LOOKING STATEMENTS REGARDING THE COMPANY: This proxy statement includes certain statements (other than statements of historical fact) that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). When used herein, the words "budget," "budgeted," "anticipates," "expects," "believes," "seeks," "goals," "intends," "plans" or "projects" and similar expressions are intended to identify forward-looking statements. It is important to note that Imatec's actual results could differ materially from those projected by such forward-looking statements, especially if Proposal 2 is approved by stockholders. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable and such forward-looking statements are based upon the best data available at the time this proxy statement is mailed to the Company's stockholders, no assurance can be given that such expectations will prove to be correct. Factors that could cause Imatec's results to differ materially from the results discussed in such forward-looking statements include, but are not limited to, the following: the approval of the Sale, product development timetable variances from expectations, uncertainties about the market impact of the Company's products in development, competition, government regulation or action, litigation, operations performance, and the ability of Imatec to implement its business strategy. All such forward-looking statements in this document are expressly qualified in their entirety by the cautionary statements in this paragraph.

                              AVAILABLE INFORMATION

The Company is subject to the informational reporting requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the Commission's office at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of this material may also be obtained by mail, upon payment of the Commission's customary fees, from the Commission's principal offices at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site at http:// www.sec.gov, which contains certain reports, proxy statements and other information regarding the Company and other registrants that file electronically with the Commission. The Imatec Common Stock is included for quotation on the SmallCap Market. Copies of reports, proxy statements and other information may therefore also be inspected at the library of The Nasdaq Stock Market, Inc., 1735 K Street, N.W., Washington, D.C.
20006.

Dr. Shalit is not subject to the informational reporting requirements of the Exchange Act.

The Company and Dr. Shalit have jointly filed with the Commission a Rule 13e-3 Transaction Statement on Schedule 13E-3 (the "Schedule 13E-3") pursuant to the Exchange Act, furnishing certain information with respect to the Sale, in addition to the information contained in this Proxy Statement, and they may file further amendments to the Schedule 13E-3. As permitted by the rules and regulations of the Commission, this Proxy Statement omits certain information contained in the Schedule 13E-3. For further information pertaining to the Related Persons, reference is made to the Schedule 13E-3 and the exhibits and amendments thereto. Statements contained herein concerning such documents are not necessarily complete and, in each instance, reference is made to the copy of such documents filed as an exhibit to the Schedule 13E-3. Each such statement is qualified in its entirety by such reference.

The Schedule 13E-3 and any such further amendments, including exhibits, may be inspected and copies may be obtained in the same manner as set forth in the preceding paragraph, except that they will not be available at the regional offices of the Commission.

The Fairness Opinion (as defined below) which is attached as an exhibit to the
Schedule 13E-3 will be made available for inspection and copying at the principal executive offices of the Company during its regular business hours by any interested holder of record of Imatec Common Stock or his or her representative who has been so designated in writing.

                                     SUMMARY

PROPOSAL 1. ELECTION OF DIRECTORS

In the event that Proposal 2 is approved, (i) the Board has nominated for election to the Board for a one year term the following persons: Clifford A. Brandeis, William M. Thompson and John M. Thompson (collectively, the "New Board") and, (ii) upon the Closing of the Sale, the current Board will resign their offices and have no present intention of serving in any capacity with Newco (defined below) or Dr. Shalit or any of their affiliates. The current Board has determined that, in light of the fact that the Company will no longer be engaged in the medical imaging business, a New Board should be elected to more appropriately represent stockholder interests. In addition, if elected as a director, Mr. Brandeis will serve as the Company's President, Chairman of the Board, Chief Executive Officer and Secretary. In the event that Proposal 2 is not approved, the Board has nominated for election to the Board for a one year term the following persons: Dr. Hanoch Shalit, Neal Factor, Steven Ai, Simon Cross and Josef Weiss, each a current member of the Board. In addition, if elected as a director, Dr. Shalit will continue to serve in his capacity as the Company's President, Chairman of the Board, Chief Executive Officer and Secretary.

PROPOSAL 2. THE SALE

BACKGROUND. On July 16, 1997, the Board of Directors approved the terms of an Acquisition Agreement (the "Agreement") with Dr. Hanoch Shalit, its current President, Chief Executive Officer, Chairman of the Board and Secretary ("Dr. Shalit" or the "Buyer") pursuant to which the Company will agree to contribute the Company's current business (the "Current Business") to a newly-formed, wholly-owned subsidiary ("Newco") and Dr. Shalit will agree to purchase all of the outstanding shares of common stock of Newco (the "Newco Common Stock"). A copy of the Agreement is attached as Annex A to this Proxy Statement. See "The Agreement." Pursuant to the Agreement, Newco will be controlled by Dr. Shalit and hold the assets and certain of the liabilities related to the Current Business. Accordingly, the Company will have minimal assets following the consummation of the Sale, which will be limited to cash and marketable securities which will be no less than $3,875,000, subject to the Closing Adjustment (defined below). If the Company required the sale of all of the Shalit Shares (defined below) as of the date of this Proxy Statement, the Company would be required to pay Dr. Shalit an aggregate of $________, resulting in the reduction of the Company's assets remaining after the sale. See "-- Amendment and Termination" and "Proposal 2: The Sale -- Future Direction of the Company."

CONSIDERATION. The consideration to be received by the Company for the sale of all of the outstanding Newco Common Stock to Dr. Shalit consists of (i) the termination of Dr. Shalit's Employment Agreement (as defined below) in exchange for a payment by the Company to Dr. Shalit of $634,619 (pre-tax) in cash, which is the equivalent of $300,000, After Tax (defined below); and (ii) the termination of the License Agreement (as defined below). In addition, Dr. Shalit and the Company have agreed that Dr. Shalit will sell all of his 835,117 shares of Imatec Common Stock (the "Shalit Shares") in the public market or to the Company at a minimum price of $3.41 pre-tax (the equivalent of $2.34 per share After Tax), over a period of 30 months with certain guaranteed minimum payments backed by a letter of credit of the Company (the "Letter of Credit") (the "Consideration"). In certain circumstances, the Company has agreed to pay brokerage commissions on the Shalit Shares. On ________, 1997, the last day prior to the printing of this Proxy Statement, the closing price of the Imatec Common Stock was $____ per share. Accordingly, if the Company required Dr. Shalit to sell the Shalit Shares on such date, $_____ per share (i.e. the difference between $3.41 per share and the actual sales price of $____ per share) would be due to him pursuant to the terms of the Letter of Credit. The Company cannot predict whether Dr. Shalit would choose to sell the Shalit Shares in the public market when the market price is substantially below $3.41 per share. Such a determination is based on many factors including but not limited to market conditions, whether a New Business has been acquired and the termination date of the Letter of Credit (defined below). Pursuant to the terms of a registration rights agreement between the Company and Dr. Shalit (the "Registration Rights Agreement"), in the event that Dr. Shalit is considered an affiliate under Rule 144 under the Securities Act, the Company has agreed to register the Shalit Shares prior to their resale to the public. All payments made by the Company to Dr. Shalit on the Sale Date or pursuant to the Letter of Credit are being paid on a before-tax basis. The After Tax amounts refer only to the consideration to be received by Dr. Shalit and not to any tax benefits accruing to the Company. See "-- Guarantee of Shalit Shares Purchase Price" and "The Agreement -- Consideration."

GUARANTEE OF SHALIT SHARES PURCHASE PRICE. Pursuant to the terms of the Agreement, the Company will guarantee Dr. Shalit a minimum purchase price of $3.41 per Shalit Share, which guarantee will be secured by a Letter of Credit in the amount of $2,850,252. The Company has agreed to pay the taxes payable by Dr. Shalit upon the sale of the Shalit Shares and, in certain circumstances, the brokerage commission on such sales. See "-- Guarantee of Shalit Shares Purchase Price" and "The Agreement -- Consideration."

ASSETS TO BE CONTRIBUTED TO NEWCO; ASSUMPTION OF LIABILITIES.  The
Company will contribute to Newco all of the assets related to the Current Business (the "Assets"), except for cash, which will be no less than $3,875,000 (the "Minimum Cash Amount"), subject to the Closing Adjustment. In addition, Newco will assume liabilities (excluding liabilities related to, arising out of, or in connection with, the bridge financing of the Company concluded in April 1996, the initial public offering of the Company (the "IPO") and the costs and expenses related to the Sale) of the Company that are related to the Current Business (the "Liabilities"). See "The Agreement --Assets to be Acquired by Newco; Assumed Liabilities of Newco."

PRINCIPAL REASONS FOR THE SALE. Although the Company's activities have proceeded in all material respects in accordance with the operating plan adopted prior to, and at the time of, the IPO, after a recent large drop in share price, management determined to reevaluate its business plan and consider alternatives designed to optimize stockholder value. The Company believes that stockholder expectations are at odds with the Company's long term licensing and development strategy, which, to date, has been unable to produce sufficient developments or revenues rapidly enough to maintain stockholder confidence. In particular, management has determined that the commercialization of the Imatec 20/20 System, a system developed for the medical diagnostic imaging field to manufacturers of medical imaging products, such as scanners, cameras and image reproduction systems, will take significantly longer than believed to be acceptable to stockholders. Accordingly, in order to maximize stockholder value, the Board has determined that it is in the Company's best interest to seek out alternate business opportunities. See "Proposal 2 -- Background of the Sale."

USE OF PROCEEDS. The Company will not realize any proceeds from the Sale other than the release of its obligations under Dr. Shalit's Employment Agreement and the License Agreement.

DETERMINATION OF THE CONSIDERATION. The Consideration was determined by arms-length negotiations. A fairness opinion (the "Spencer Trask Opinion") with respect to the Sale has been rendered by Spencer Trask Securities, Inc. ("Spencer Trask"), an independent investment banking firm. A copy of the Spencer Trask Opinion is attached as Annex B to this Proxy Statement. See "Proposal 2 --Fairness Opinion."

REPRESENTATIONS, WARRANTIES AND COVENANTS. The Company and Dr. Shalit will make customary representations, warranties and covenants. See "The Agreement --Representations and Warranties; Covenants."

INDEMNIFICATION. The Agreement will require the Company and Dr. Shalit, subject to certain limitations, to indemnify and hold harmless each other from and against certain damages. See "The Agreement --Indemnification."

CONDITIONS TO CLOSING. The consummation of the transaction (the "Closing") is subject to the satisfaction of certain conditions on or before the closing date (the "Closing Date"), including, without limitation, the approval of the Company's stockholders. See "The Agreement --Closing Conditions."

AMENDMENT AND TERMINATION. The Agreement may be amended by the mutual written agreement of the Company and Dr. Shalit. In addition, the Minimum Cash Amount will be reduced by $65,000 (the "Monthly Expense Amount") for each month following November 1997 that the Closing does not occur by the first day of such month. The Monthly Expense Amount represents the approximate monthly operating costs of the Company. The Minimum Cash Amount will also be reduced by any extraordinary operating expenses incurred by the Company prior to the Closing including but not limited to insurance premiums and proxy solicitation costs (the "Extraordinary Expense Amount"). The Monthly Expense Amount and the Extraordinary Expense Amount are collectively referred to as the "Closing Adjustment."

The Minimum Cash Amount represents the amount of cash and marketable securities remaining in the Company as of the Closing, as adjusted each month by the Closing Adjustment. At the Closing, the minimum amounts due to Dr. Shalit upon the sale of the Shalit Shares will be reduced proportionally by the positive difference between the Minimum Cash Amount and the actual cash and marketable securities remaining as of the Closing. At September 30, 1997, the Company had $4,158,622 in cash and marketable securities. See "The Agreement -- Amendment and Termination."

EXCLUSIVITY. The current Board believes that the Sale is the best arrangement available at this time to maximize stockholder value. Accordingly, pursuant to the Agreement, neither Dr. Shalit nor the Company will, directly or indirectly through any agents or representatives, solicit, initiate or encourage any proposal or offer from a third party to acquire either any capital stock or other voting securities of the Company or any substantial portion of the Assets, or participate in any discussions or negotiations regarding such a proposal or offer. However, this provision does not prevent the Company's Board from taking any such actions if required by the Board's fiduciary duties under Delaware law. See "The Agreement --Representations and Warranties; Covenants."

CONFLICT OF INTEREST. Dr. Hanoch Shalit, the Company's current President, Chief Executive Officer, Chairman of the Board and Secretary is the sole purchaser of the Newco Common Stock. Pursuant to the Agreement, Dr. Shalit will release the Company from its obligations under his

Employment Agreement and the License Agreement, will pay no cash consideration for the Current Business, will receive $634,619 (pre-tax) at the Closing in exchange for the termination of his Employment Agreement and a guarantee by the Company of a minimum purchase price of $3.41, which is the equivalent of $2.34 per Shalit Share, After Tax, secured by the Letter of Credit. In addition, Dr. Shalit has recused himself from all deliberation and voting of the Board in connection with the Sale and has agreed to abstain from voting, as a stockholder, in connection with the Sale.

ACCOUNTING TREATMENT: The proposed Sale of the Current Business is anticipated to be treated by the Company as a charge to operations in an amount equal to the actual payment of the (i) $634,619 (pre-tax); (ii) the net book value of Newco; and (iii) the expenses of the Sale, consisting primarily of professional fees and severance pay.

FEDERAL INCOME TAX CONSEQUENCES. The proposed Sale of the Current Business will not result in any federal income tax consequences to the Company's stockholders in their capacity as stockholders. The Company estimates that it will report a loss for tax purposes on the Sale in an amount to be determined. The benefit of this tax loss, if any, is dependent on the Company's generation of future earnings as well as other factors. See "The Agreement --U.S. Federal Income Tax Consequences."

APPRAISAL RIGHTS. Under the Delaware General Corporation Law (the "DGCL"), dissenting stockholders are not entitled to Appraisal Rights. See "Rights to Dissent."

THE BOARD OF DIRECTORS BELIEVES THAT THE TERMS AND CONDITIONS OF THE PROPOSED SALE AS SET FORTH IN THE AGREEMENT ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY'S STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS APPROVE THE SALE.

FUTURE DIRECTION OF THE COMPANY: The Board and management of the Company are currently evaluating alternatives for the future direction of the Company. The Company has been exploring the acquisition of a New Business, but to date there are no plans, proposals, arrangements or understandings with respect to any acquisition and the Company has not reached any agreement with prospective sellers. The Board has made no decision with respect to the purchase of a New Business, including the type of business to acquire. The New Board, if elected, intends to further examine the alternatives with the goal of maximizing stockholder value. Until such time, if ever, as the Company identifies an appropriate business to acquire, the only assets of the Company will be the assets remaining after the Sale of the Current Business, which is limited to cash and marketable securities in the amount of $3,875,000, subject to the Closing Adjustment. There can be no assurance that the Company can purchase a New Business at prices that the New Board, if elected, believes reasonable, or that the Company will operate a New Business profitably, or that, if profitable, the New Business will be sufficiently profitable to maximize stockholder value.

RISKS ASSOCIATED WITH THE APPROVAL OF PROPOSAL 2: If Proposal 2 is approved by stockholders, the only assets of the Company will be the Minimum Cash Amount, subject to the Closing Adjustment. Unless a New Business is identified and purchased, the Company will have no operations. If the Stockholders approve Proposal 2, the following will likely occur:

          - Until a New Business is identified and purchased, the Company will continue to deplete its limited assets;

          - Until a New Business is identified and purchased, the Imatec Common Stock and the Redeemable Warrants may continue to have limited market value and liquidity;

          - The market price of the Imatec Common Stock may remain below the exercise price of the Redeemable Warrants giving the holder thereof no practical opportunity to exercise such Redeemable Warrants; and

          - If the market price of the Imatec Common Stock remains below the price guaranteed to Dr. Shalit for the sale of the Shalit Shares, Dr. Shalit will have the right to draw on the Letter of Credit, further depleting any value remaining in the Company.

To the extent the Company purchases a financially unstable business or a business in the early stage of growth or without earnings, the Company will become subject to all of the risks inherent in the operation of such a business. In addition, the New Board will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. There will be no restrictions on whether the New Business acquired by the Company must meet the continued listing criteria of the SmallCap Market or the standards for inclusion on any nationally recognized stock exchange. Furthermore, the structure of the acquisition of a New Business, which may take the form of a merger, exchange of capital stock or stock or asset acquisition, presently cannot be determined since the Company has not had any preliminary contacts, discussion or understandings with representatives of any prospective New Business regarding the possibility of an acquisition.

The Company's ability to successfully effect the acquisition of a New Business will be dependent upon the New Board. However, the future role of the individual members of the New Board in the New Business cannot presently be ascertained. Although it is possible that some or all of the Company's New Board will remain associated in some capacities with the New Business, such persons will not devote their full efforts to the affairs of the New Business. It is expected that an integral part of identifying and acquiring a New Business will be the hiring of full time executive management to manage the operations of the New Business. Moreover, there can be no assurance that the New Board will have sufficient experience or knowledge relating to the management or operations of the particular New Business. Furthermore, although the Company intends to closely scrutinize the management of a prospective New Business in connection with evaluating the desirability of acquiring such a New Business, there can be no assurance that the Company's assessment of management will prove to be correct. The Company may also seek to recruit additional managers to supplement the incumbent management of the New Business. There can be no assurance that the Company will have the ability to recruit additional managers with the skills necessary to enhance the management of the New Business.

In the event that a New Business is not identified and acquired within a reasonable period of time, the New Board may determine to liquidate and wind down the Company, paying to its stockholders a cash dividend of remaining cash (if any), after satisfying liabilities and other prior obligations. It is likely that, in the event of any such liquidation, the per-share liquidation distribution will be less than the current per-share market price as a consequence of the expenses of the Annual Meeting and this proxy solicitation and the cost anticipated to be incurred by the Company in seeking a New Business.

EACH STOCKHOLDER SHOULD EVALUATE THESE RISKS AND THE RISKS DISCUSSED UNDER "CONSEQUENCES OF FAILURE TO APPROVE PROPOSAL 2" AND "PROPOSAL 2: THE SALE." IN DETERMINING WHETHER TO VOTE FOR THE SALE OF THE CURRENT BUSINESS AND ALSO IN DETERMINING WHETHER TO REMAIN A STOCKHOLDER IF THE SALE IS APPROVED AND CONSUMMATED, IN COMPARISON WITH THE RISKS TO STOCKHOLDER VALUE IF THE SALE OF THE CURRENT BUSINESS IS NOT APPROVED.

CONSEQUENCES OF FAILURE TO APPROVE PROPOSAL 2: The Board does not believe there are any viable alternatives to the Sale of the Current Business and the acquisition of a New Business that would allow the Company to operate profitably in a reasonable time period. If the stockholders do not approve the Sale, the following will likely occur:

          - The market prices of the Imatec Common Stock and the Redeemable Warrants are expected to remain at their current levels or lower for the foreseeable future which may result in the Company's inability to maintain its listing on the SmallCap Market for either or both of the Imatec Common Stock and the Redeemable Warrants;

          - The market price of the Imatec Common Stock will most likely remain below the exercise price of the Redeemable Warrants giving the holders thereof no practical opportunity to exercise such Redeemable Warrants;

          - The Board could determine that it is in the best interest of the Company and its stockholders to liquidate the Company and pay out its remaining assets (after accounting for its liabilities) to stockholders;

          - The remaining cash reserves of the Company will continue to be depleted; and

          - The Board may determine to continue the development of the Imatec 20/20 System and/or continue to seek a New Business.

PROPOSAL 3. RATIFY SELECTION OF ACCOUNTANTS

The Board is seeking the stockholders' ratification of the Board's determination to select Most Horowitz & Company, LLP as independent certified public accountants for the fiscal year 1997.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR EACH OF PROPOSALS 1, 2 AND 3.

                       PROPOSAL ONE: ELECTION OF DIRECTORS

In the event that stockholders approve Proposal 2, the current Board will resign their offices effective upon the Closing of the Sale. In the event that Proposal 2 is not approved by stockholders, the current Board, if elected at the Annual Meeting, will continue to serve in their current positions as further described below.

The number of directors of the Company, as determined by the Board under Article Two of the Company's By-Laws, is currently five. Directors hold office until the next annual meeting of stockholders and until their successors are elected and qualified. It is not contemplated that the nominees under either alternative discussed below will be unavailable for election, but if such a situation should arise, the proxy will be voted in accordance with the best judgment of the persons acting pursuant thereto.

ALTERNATIVE A:

In the event that Proposal 2 is approved by the stockholders, all of the current directors will resign their offices effective on the Closing Date and the following nominees, if elected, will hold office until the next annual meeting of stockholders and until their successors are elected and qualified. In addition, if Proposal 2 is approved by stockholders, other than Dr. Shalit, the current Board does not intend to serve in any capacity with Newco. Except for Mr. Brandeis, who was formerly the legal counsel to the Company, none of the nominees listed below has had a prior relationship with the Company. Unless otherwise indicated, each director listed below has served in his or her present occupation for at least five years. Ages are as of July 15, 1997.



Name of Nominee                Age           Position with the Company
---------------                ---           -------------------------
Clifford A. Brandeis            41           President, Chief Executive Officer,
                                             Chairman of the Board and
                                             Secretary
John M. Thompson                35           Director
William M. Thompson             38           Director


The following is a brief summary of the background of each director and executive officer nominee:

Clifford A. Brandeis has been principal of the law firm of Zukerman, Gore & Brandeis, LLP since August 1993. Prior thereto, Mr. Brandeis was a principal of the law firm of Brandeis, Bernstein & Wasserman.

John M. Thompson has served as the President, Chief Executive Officer and a Director of Innovative Tech Systems, Inc., a publicly-traded management software company ("Innovative") since January 1990.

William M. Thompson has served as the Secretary, Treasurer and a Director of Innovative since January 1990 and as its Chief Operating Officer since June 1994. Mr. Thompson also served as Innovative's Chief Financial Officer from January 1990 to June 1994.

Following the consummation of the Sale, each of the nominees for director will devote as much time as necessary to the business and affairs of the Company in connection with identifying and acquiring a New Business and the initial hiring of full time executive management of the Company.

ALTERNATIVE B:

In the event that Proposal 2 is not approved by the stockholders, all of the current directors listed below will continue in their offices and are nominated to continue to serve in their current capacities. If elected, the nominees will hold office until the next annual meeting and until their successors are elected and qualified. Unless otherwise indicated, each director listed below has served in his or her present occupation for at least five years. Ages are as of July 15, 1997.


Name of Nominee            Age               Position with the Company
---------------            ---               -------------------------
Dr. Hanoch Shalit           44               President, Chief Executive Officer,
                                             Chairman of the Board and
                                             Secretary

Steven Ai                   43               Director

Neal Factor                 45               Director

Simon Cross                 46               Director and Vice President -
                                             Marketing and Sales

Josef Weiss                 43               Director

Dr. Hanoch Shalit founded the Company in November 1988 and has been its President, Chief Executive Officer, Chairman of the Board and Secretary since inception. From June 1987 until the beginning of November 1988, Dr. Shalit was employed by the FONAR Corporation, a public imaging company where he was the President of the Photographic Sciences Division in charge of production, sales and service for the FONAR Corporation's photographic products. From September 1982 until June 1987, Dr. Shalit was employed as a senior chemist with Chemco Photo Products, a private imaging company. Dr. Shalit earned a B.S. (Honors) in the Sciences of Photography from the Polytechnic of Central London (now know as University of Westminster) in Great Britain in 1978 and a PhD in Physics from the University of London in 1981.

Steven Ai has been a director of the Company since November 30, 1995. Since 1992, Mr. Ai has been the President of City Mill Co., Ltd., a private company located in Honolulu, Hawaii, which owns and operates a chain of retail home product stores. Prior to 1992, Mr. Ai was a manager with the public accounting firm of KPMG Peat Marwick.

Neal Factor has been a director of the Company since November 30, 1995. He has maintained a private law practice in New York City principally in the areas of corporate and commercial law since

1979. Mr. Factor has represented the Company since inception and receives compensation from the Company for his legal services. See "Certain Transactions."

Simon Cross has been a director of the Company since July 15, 1996 and Vice President - Marketing and Sales of the Company since January 1997. From February 1993 to December 1996, Mr. Cross has been the general manager of Shackman Instruments, a private company located in the United Kingdom which designs and manufactures identification cameras and associated security systems. From May 1992 to February 1993, Mr. Cross was the sales and marketing manager of Techspan Systems plc, a private company located in the United Kingdom which specializes in computer controlled large scale electronic displays. From June 1990 to May 1992, Mr. Cross was the director of X-Tek Systems Ltd., a private company located in the United Kingdom which develops and manufactures high definition microfocus x-ray systems for industrial inspection.

Josef Weiss has been a director of the Company since May 1997. In 1992 Mr. Weiss founded, and became the managing partner of Individual & Institutional Investments, a Swiss company located in Zurich which provides profit oriented asset management in financial markets. During his studies, Mr. Weiss was professionally active as a business advisor to industrial corporations in both the financial and marketing fields. After completing his education he joined the securities department of Bank Leumi, which he left in 1982 to become an independent portfolio manager, active in the Israeli securities markets.

EXECUTIVE OFFICERS

The executive officers of the Company, their positions held with the Company and their ages are as follows:


Name of Officer            Age               Position with the Company
---------------            ---               -------------------------
Dr.  Hanoch Shalit          44               President, Chief Executive Officer,
                                             Chairman of the Board and
                                             Secretary

Simon Cross                 46               Director and Vice President -
                                             Marketing and Sales

James A. Smith              45               Chief Financial Officer

The biographies of Dr. Shalit and Mr. Cross are provided above.

James A. Smith has been the Company's Chief Financial Officer since September 24, 1996. From November 1992 until September 1996, Mr. Smith was the controller of Ferrara Food Company, a public wholesale food company located in East Brunswick, New Jersey. From June 1995 until November 1995, Mr. Smith also served as a financial consultant to William Greenberg Desserts & Cafes, Inc., a public company located in New York City. From September 1990 to August 1992, Mr. Smith was the Vice President of Finance and Chief Financial Officer of Ambico, Inc., a private wholesale electronics distribution company located in Norwood, New Jersey.

DIRECTORS COMPENSATION

Directors are reimbursed for out-of-pocket expenses incurred in connection with their services and receive no directors fees. Directors who are also executive officers of the Company receive no additional compensation from the Company for services rendered in their capacity as directors. It has not been determined whether such compensation arrangements will remain in effect if the New Board is elected pursuant to Alternative A above.

BOARD COMMITTEES

On December 17, 1996, the Company established two committees of the Board, an Audit Committee and a Compensation Committee.

The Audit Committee reviews the engagement of the independent accountants, reviews and approves the scope of the annual audit undertaken by the independent accountants, and reviews the independence of the accounting firm. The Audit Committee also reviews the audit and non-audit fees of the independent accountants and the adequacy of the Company's internal control procedures. The members of the Audit Committee are Messrs. Ai and Factor. The Audit Committee did not meet during the year ended December 31, 1996.

The Compensation Committee reviews executive compensation issues. The members of the Compensation Committee are Messrs. Factor and Weiss, who joined the Board in May 1997. The Compensation Committee did not meet during the year ended December 31, 1996.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following tables sets forth information as of July 1, 1997, concerning the beneficial ownership of the Imatec Common Stock by (i) the only persons known by the Company's management to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors and executive officers and (iii) all executive officers and directors of the Company as a group. Other than Dr. Shalit's agreement to sell certain shares pursuant to the Agreement, none of the following persons has agreed to or has a present intention to, sell the shares of Imatec Common Stock held by or attributed to him. See "Proposal 2 - The Agreement - Consideration:"




                                                       Shares Beneficially Owned (1)
                                                       -----------------------------
Name and Address of Beneficial Owner                 Number                  Percentage
------------------------------------                 ------                  ----------

Dr. Hanoch Shalit(2).......................          835,117                  22.36%

James A. Smith(2)..........................                0                    0

Carmello Cotrino
  8 Homsted Circle
  Marlboro, NJ 07746.......................          663,000                  17.8

Steven Ai
  c/o City Mill Co., Ltd.
  600 Nimitz Highway
  Honolulu, Hawaii 96817..................            41,833 (3)               1.12

Neal Factor
  36 W. 44th Street,
  Suite 1111
  New York, New York 10036.................                0                    0

Simon Cross
  c/o Imatec, Ltd.
  150 E. 58th Street
  New York, New York 10155.................                0                    0


Josef Weiss
c/o Imatec, Ltd.
150 E. 58th Street
New York, New York 10155                                   0                    0

Officers and  directors as a group                   876,950                  23.48
  (6 persons)..............................

-----------

(1) As used herein, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Exchange Act, as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding, relationship, or otherwise, including a right to acquire such power(s) during the next 60 days. Unless otherwise noted, beneficial ownership consists of sole ownership, voting, and investment power with respect to all shares of Imatec Common Stock shown as beneficially owned by them.

(2) The address of each of the referenced individuals is c/o the Company, 150 East 58th Street, New York, New York 10155.

(3) Includes 36,833 shares of Imatec beneficially owned by Steven Ai and held by the revocable trust of David C Ai dated July 24, 1985, as restated, of which Steven Ai serves as chairman and, along with two other individuals, is a trustee. Also includes 5,000 shares of Imatec Common Stock owned by Steven Ai individually.


REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board is responsible for determining the compensation of executive officers of the Company. The Compensation Committee is currently comprised of Messrs.
Factor and Weiss.

General Policies Regarding Compensation of Executive Officers

The Company's executive compensation policies are intended (i) to attract and retain high quality managerial and executive talent and to motivate these individuals to maximize stockholder returns, (ii) to afford appropriate incentives for executives to produce sustained superior performance and (iii) to reward executives for superior individual contributions to the achievement of the Company's business objectives. The Company's compensation structure consists of base salary, annual cash bonuses and stock options. Together these components link each executive's compensation directly to individual and Company performance.

Salary. Base salary levels reflect individual positions, responsibilities, experience, leadership, and potential contribution to the success of the Company. Actual salaries vary based on the Compensation Committee's subjective assessment of the individual executive's performance and the Company's performance.

Bonuses. Executive officers are eligible to receive cash bonuses based on the Compensation Committee's subjective assessment of the respective executive's individual performance and the performance of the Company. In its evaluation of executive officers and the determination of incentive bonuses, the Compensation Committee does not assign quantitative relative weights to different factors and follow mathematical formula. Rather, the Compensation Committee makes its determination in each case after considering the factors it deems relevant, which may include consequences for performance that is below expectations.

Stock Options. Stock options, which are granted at the fair market value of the Imatec Common Stock on the date of grant, are currently the Company's sole long term compensation vehicle. The stock options are intended to provide employees with sufficient incentive to manage from the perspective of an owner with an equity stake in the business.

In determining the size of individual options grants, the Compensation Committee considers the aggregate number of shares available for grant, the number of individuals to be considered for an award of stock options, and the range of potential compensation levels that the option awards may yield. The number and timing of stock option grants to executive officers are determined by the Compensation Committee based on its subjective assessment of the performance of each grantee. In determining the size and timing of option grants, the Compensation Committee weighs any factors it considers relevant and gives such factors the relative weight it considers appropriate under the circumstances then prevailing. While an ancillary goal of the Compensation Committee in awarding stock options is to increase the stock ownership of the Company's management, the Compensation Committee does not, when determining the amount of stock options to award, consider the amount of stock already owned by an officer. The Compensation Committee believes that to do so could have the effect of inappropriately or inequitably penalizing or rewarding executives based upon their personal decisions as to stock ownership and option exercises.

In 1993, the Internal Revenue Code of 1986, as amended, was amended to limit the deductibility of compensation paid to certain executives in excess of $1 million. Compensation not subject to the limitation includes certain compensation payable solely because an executive attains performance goals ("performance-based compensation"). Stock options granted under the 1996 Stock Option Plan described below will not qualify as a performance-based compensation. The Company's compensation deduction for a particular executive's total compensation, including compensation realized from the exercise of stock options, will be limited to $1 million. The Compensation

Committee believes that the compensation paid by the Company in fiscal 1996 will not result in any material loss of tax deductions for the Company.

Compensation Committee

Neal Factor (Chairman)
Josef Weiss

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee or Audit Committee was an officer or employee of the Company in 1994, 1995 or 1996.

EXECUTIVE COMPENSATION TABLES

The following table sets forth the cash compensation paid by the Company to its chief executive officer for the fiscal years ended December 31, 1994, 1995, and 1996.

                           SUMMARY COMPENSATION TABLE
                               Annual Compensation


                                           Annual Compensation                           Long Term Compensation
                                   -------------------------------------    ----------------------------------------------------
                                                                                                     Long Term
                                                               Other        Restricted     Option     Incentive
        Name and                                               Annual          Stock          s          Plan        All Other
   Principal Position     Year     Salary       Bonus       Compensation      Award(s)       SARs       Payouts    Compensation
   ------------------     ----     ------       -----       ------------      --------       ----       -------    ------------


Dr. Hanoch Shalit,         1996      $ 61,500     US$0(2)       -               -            -           -              -
   President, Chief
Executive Officer,         1995      $ 60,000(1)     0(2)       -               -            -           -              -
Chairman of the
Board  and Secretary       1994      $ 24,258        0(2)       -               -            -           -              -


--------------------

(1) Pursuant to his employment agreement, Dr. Shalit's salary is payable at the initial rate of $60,000 per fiscal year, which will increase at the rate of 5% per annum. However, for the calendar year ended December 31, 1995, Dr. Shalit received less than $60,000 because his employment agreement did not become effective until July 1, 1995. See "Executive Compensation Tables -- Employment Agreements."

(2) Pursuant to his employment agreement, Dr. Shalit is entitled to receive a bonus equal to $10,000 for every $1,000,000 of gross annual sales received by the Company. See "Executive Compensation Tables -- Employment Agreements."

(3) There were no executive officers whose total annual compensation exceeded $100,000 for the fiscal years ended December 31, 1994, 1995, and 1996.

EMPLOYMENT AGREEMENTS

Effective July 1, 1995, the Company entered into a five-year employment agreement with Dr. Shalit (the "Employment Agreement"). Under the Employment Agreement, Dr. Shalit is to serve as the President, Chief Executive Officer, Chairman of the Board and Secretary of the Company and receive an annual base salary of $60,000, which will increase at the rate of 5% per annum, plus benefits. Dr. Shalit is also entitled to receive a bonus of $10,000 for every $1,000,000 of gross annual sales received by the Company. In addition, Dr. Shalit's employment agreement provides that, during the term of such employment agreement, he will not compete with the Company in the United States or Canada or disclose, without the Company's consent, confidential information that has been
                                     - 17 -
or will be disclosed to him by the Company. Dr. Shalit's employment with the Company will terminate upon his death or disability, the Company no longer being involved in the imaging technology business, the bankruptcy of the Company or the Company having been merged into or acquired by another company. Furthermore, Dr. Shalit's employment may be terminated by the Company for "cause," which is defined as either dishonesty detrimental to the best interests of the Company or wilful disloyalty to the Company.

Effective September 24, 1996, the Company entered into a five-year employment agreement with Mr. James A. Smith, the Chief Financial Officer of the Company. Under his employment agreement, Mr. Smith is to serve as the Company's Chief Financial Officer and receive an annual salary of $95,000, plus benefits. In addition, Mr. Smith's employment agreement provides that, during the term of his employment agreement and for three years thereafter, he will not compete with the Company or disclose, without the Company's consent, confidential information that has been or will be disclosed to him by the Company. Mr. Smith's employment agreement may be terminated by the Company for any cause or no cause.

Effective January 6, 1997, the Company entered into a three-year employment agreement with Mr. Simon A. Cross, the Vice President - Marketing and Sales of the Company. Under his employment agreement, Mr. Cross is to serve as the Company's Vice President - Marketing and Sales and receive an annual salary of $125,000, plus benefits, including a commission of 3% on revenues generated by the Company above $4,000,000 per calendar year. In addition, Mr. Cross's employment agreement provides that, during the term of his employment agreement and for three years thereafter, he will not compete with the Company or disclose, without the Company's consent, confidential information that has been or will be disclosed to him by the Company. Mr. Cross's employment agreement may be terminated by the Company for any cause or no cause after a minimum employment period of one year.

In addition to the termination of the Employment Agreement, it is anticipated that each of Messrs. Smith and Cross employment agreements will be terminated on or about the Closing. See "Proposal 2: The Sale."

The Company is the sole beneficiary of a "key man" life insurance policy on the life of Dr. Hanoch Shalit in the amount of $1 million. If Proposal 2 is approved by stockholders, it is likely that the New Board will discontinue such insurance, but may determine to seek a similar policy for its new chief executive officer.

BENEFIT PLANS

In February 1996, the Board of the Company adopted and the stockholders of the Company subsequently approved, the adoption of the Company's 1996 Stock Option Plan ("Stock Option Plan"). The purpose of the Stock Option Plan is to enable the Company to encourage key employees, officers, Directors, and consultants to contribute to the success of the Company by granting such individuals and Directors nonqualified "stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("ISOs").

The Stock Option Plan will be administered by the Board or a committee appointed by the Board (the "Plan Committee") which will determine, in its discretion, among other things, the recipients and vesting of grants and the number of shares to be subject to such options.

The Stock Option Plan provides for the granting of options to purchase shares of Common Stock at an exercise price to be determined by the Board or the Plan Committee. Notwithstanding the foregoing, the Company has agreed with A.S. Goldmen & Co., Inc., the underwriter of the IPO, that until April 29, 1998, the Company will not grant any stock option having an exercise price less than the greater of the fair market value of the Common Stock on the date of the grant or the IPO price per share of Common Stock.

The total number of shares with respect to which options may be granted under the Stock Option Plan is 500,000.

Upon the exercise of an option, the holder must make payment of the full exercise price. Such payment may be made in cash, in shares of Common Stock, or in a combination of both. The Company may lend to the holder of an option funds sufficient to pay the exercise price, subject to certain limitations.

The Stock Option Plan may be terminated or amended at any time by the Board, except that, without stockholder approval, the Stock Option Plan may not be amended to increase the number of shares subject to the Stock Option Plan, change the class of persons eligible to receive options under the Stock Option Plan or materially increase the benefits of participants.

At October 14, 1997, no options had been granted under the Stock Option Plan. No determinations have been made regarding the persons to whom options will be granted in the future, the number of shares which will be subject to such options or the exercise prices to be fixed with respect to any option.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Neal Factor, a director of the Company and an attorney who has represented the Company since inception, charged the Company legal fees of approximately $31,000 and $63,000 in 1995 and 1996, respectively.

The Company entered into a license agreement as of June 25, 1995 with Dr. Hanoch Shalit, the Company's President, Chief Executive Officer, Chairman of the Board and Secretary (the "License Agreement"). The License Agreement grants the Company the exclusive right to make, use, sell and sublicense "Patentable Image Technology," which is defined in the License Agreement as the Company's three United States patents and certain foreign patent applications. Under the terms of the License Agreement, Dr. Shalit received from the Company a one-time $350,000 payment in January 1996. Dr. Shalit is also entitled to receive a flat royalty fee of $140,000 per annum, payable in monthly installments of $11,667, for so long as the Company and any successor of the Company is in existence (the "Annual Royalty"); provided, however, that in the event that Dr. Shalit is no longer President, Chief Executive Officer, Chairman of the Board and Secretary of the Company for any reason whatsoever, but the Company or any successor of the Company continues in existence, the Annual Royalty will automatically be increased to $250,000 per annum. Pursuant to the terms of the License Agreement, the Annual Royalty will increase by 5% every year as long as the Company or any successor of the Company is in existence. The License Agreement also grants to the Company the exclusive right as to inventions made by Dr. Shalit in the course of his employment under the Employment Agreement. The Company's obligations to pay the Annual Royalty will continue until the expiration of the License Agreement. The term of the License Agreement expires when the last licensed patent expires, whether in the United States or abroad. Under the License Agreement, the Company is obligated to use its reasonable best efforts to make, use, sell and sublicense to others the Patentable Image Technology.

If Proposal 2 is approved by the stockholders, the License Agreement will be terminated at or prior to the Closing. See "Proposal 2: The Sale."

Each of the transactions between the Company and Mr. Neal Factor and between the Company and Dr. Hanoch Shalit was made on terms no less favorable to the Company than those that were available from unaffiliated third parties. All future transactions, including loans, between the Company and its officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board, including a majority of the independent and disinterested outside directors on the Board, and will be on terms no less favorable to the Company than those that could be obtained from unaffiliated third parties.

                              PROPOSAL 2: THE SALE

INTRODUCTION

The following discussion outlines the material terms of the proposed Sale by the Company of the Current Business. Pursuant to the terms of the Agreement, the Current Business will be contributed to Newco, a wholly-owned subsidiary of the Company. Dr. Shalit will immediately thereafter acquire the Current Business through his acquisition of all of the outstanding shares of Newco Common Stock. This discussion is not intended to be complete and is subject to, and qualified in its entirety by reference to, the Acquisition Agreement attached hereto as Annex A. Capitalized terms used and not otherwise defined in this discussion will have the respective definitions assigned thereto in the Agreement.

BACKGROUND OF THE SALE

THE COMPANY. The Company was organized in 1988 to market the Imatec 20/20 System developed for the medical diagnostic imaging field to manufacturers of medical imaging products such as scanners, cameras and image reproduction systems and to continue its research and development activities with respect to other applications of the Company's technology in the medical imaging field and for other imaging fields, such as graphic arts, computer, cinematography and television/video.

PRINCIPAL REASONS FOR THE SALE. Although the Company's activities have proceeded in all material respects in accordance with the operating plan adopted prior to, and at the time of, the IPO, after a recent large drop in share price from a high of $6.50 in January 1997 to a current price of $ __ as of October __, 1997, management determined to reevaluate its business plan and consider alternatives designed to optimize stockholder value. The drop in market price indicated to management a significant deterioration of stockholder confidence in its current business plan. The Company believes that stockholder expectations are at odds with the Company's long term licensing and development strategy, which, to date, has been unable to produce sufficient developments or revenues rapidly enough to maintain stockholder confidence. In particular, management has determined that the commercialization of the Imatec 20/20 System will take significantly longer than believed to be acceptable to stockholders.

The Board has concluded that the Consideration for Newco represents an optimal value for the Current Business, especially in light of the terms of the Employment Agreement and the License Agreement. In particular, the Employment Agreement may only be terminated for cause or in the event of Dr. Shalit's death or disability, the Company no longer being involved in the imaging technology business, the bankruptcy of the Company or the Company having been merged into or acquired by another company. The License Agreement provides for the payment to Dr. Shalit of the Annual Royalty of $140,000 per annum for so long as the Company and any successor of the Company is in existence, which increases by 5% every year and is expected to exceed $4,000,000 by the year 2010. In addition, if Dr. Shalit is no longer President, Chief Executive Officer, Chairman of the Board and Secretary of the Company for any reason whatsoever, but the Company or any successor of the Company continues in existence, the Annual Royalty will automatically be
                                     - 21 -
increased to $250,000 per annum. See "Proposal 1: Election of Directors -- Employment Agreements" and "Proposal 1: Election of Directors -- "Certain Relationships and Related Transactions." The Board made this determination based upon its experience in operating the Current Business and its familiarity with the medical imaging industry generally. In addition, the Board believes that the number of potential buyers is limited as accurate tone reproduction is not presently considered to be a critical issue in most medical imaging applications and manufacturers currently resist any new feature which adds to the price of their current medical imaging devices. The Board also believes that the Consideration is attractive to the Company considering the time pressures in completing a transaction. The Board believes the sale is in the best interest of the stockholders because it will allow the Company to seek viable business opportunities that will allow it to maximize stockholder value. Also, the Board believes that, in the absence of the sale of the Current Business, the Company will not be able to operate profitably for at least three years.

The current Board is of the view that because the commercialization of the Imatec 20/20 System will not occur for an extended period of time for the reasons discussed above, other buyers will not be interested in purchasing the Current Business, especially in light of the Company's obligations under the Employment Agreement and the License Agreement. Specifically, the Board decided not to conduct an auction for the sale of the Current Business since the Board believed that protracted publicity would significantly diminish the value of the business by diverting employee attention and prolonging the expenses of developing the Current Business. Accordingly, while the Company has not sought out other opportunities for the sale of the Current Business, management believes that the Sale of the Current Business to Dr. Shalit is in the best interest of the Company and its stockholders, allowing the Company to pursue an alternate business strategy.

As of October __, 1997, the price per share of the Imatec Common Stock was $ __ compared to the Company's liquidation value as of June 30, 1997 of approximately $4,297,150 or $1.15 per share. The Company cannot predict what additional value, if any, may be attributable to the Imatec Common Stock if the Sale is consummated. See "-- Recommendation of the Board of Directors."

The Company did not engage an outside financial advisor for purposes of assisting the Company in selling the Business. Spencer Trask has been engaged solely for the purpose of rendering the Spencer Trask Opinion.

The current Board and management of the Company are currently evaluating alternatives for the future direction of the Company. The Company has been exploring the acquisition of a New Business, but to date has not reached any agreement or understanding with prospective sellers. Until such time, if ever, as the Company identifies an appropriate business to acquire, the only assets of the Company will be the assets remaining after the Sale of the Current Business, which is limited to cash and marketable securities and which will be no less than $3,875,000, subject to the Closing Adjustment. Even if the Company identifies and acquires a New Business, there can be no assurance that the Company can operate any New Business profitably in future periods. See "The Agreement Amendment and Termination."

INFORMATION CONCERNING THE BUYER. Dr. Shalit is the current President, Chief Executive Officer, Chairman of the Board and Secretary of the Company. He will continue to develop the Imatec 20/20 System for his own account following the consummation of the Sale of the Current Business. Dr. Shalit has recused himself from all deliberation and voting of the Board in connection with the Sale and has agreed to abstain from voting, as a stockholder, in connection with the Sale. See "Proposal 2 --Current Business Relationship with the Buyer."

HISTORY OF THE TRANSACTION. The Board, at a meeting held on June 9, 1997, authorized a special committee of disinterested directors comprised of Messrs. Factor and Weiss (the "Committee") to evaluate the Sale and the proposed terms thereof and to make a recommendation with respect thereto to the Board. The Committee was expressly authorized to retain counsel and investment bankers to assist it in discharging its duties.

The Committee met on June 12, 1997 to discuss the terms of the Sale and the retention of an independent investment banking firm to render a fairness opinion on the Sale. The Committee directed Mr. Factor to retain an investment banker to analyze the Sale and, if appropriate, render a fairness opinion with respect thereto.

On July 4, 1997, the Committee ratified and approved the engagement of Spencer Trask by Mr. Factor, on behalf of the Committee, to analyze the Sale and render the Spencer Trask Opinion with respect to the proposed Sale of the Current Business.

On July 10, 1997, the Committee agreed to recommend the terms of the Sale to the full Board.

On July 14, 1997, the Board held a meeting to review, with the advice and assistance of the Company's financial and legal advisors, the final proposed terms and conditions of the Agreement. At such meeting, Spencer Trask provided its opinion that, as of the date of the Agreement, the Sale of the Current Business to Dr. Shalit through his acquisition of all of the outstanding shares of Newco Common Stock and the Agreement were fair, from a financial point of view, to the stockholders of the Company.

On July 16, 1997, the Board held a meeting to approve the final proposed terms and conditions of the Agreement. At the meeting, the Company and Dr. Shalit approved the final terms of the Agreement.

On September 10, 1997, the Special Committee held a meeting to consider and approve the adjustment of the Monthly Expense Amount from $30,000 to $65,000 per month for each month beginning after November 1997 and the adjustment in the Minimum Cash Amount to reflect the Company's current monthly operating and extraordinary expenses.

As of the date of this Proxy Statement, other than the offer from Dr. Shalit, the Company has received no other offers for the Current Business or any substantial part thereof.

DETERMINATION OF THE CONSIDERATION. The Consideration was determined by arms-length negotiations between the parties. The negotiations with Dr. Shalit were based on the Company's analysis of the cost of developing the Imatec 20/20 System, the current market price of the Imatec Common Stock and the potential value of the Company following the acquisition of a

New Business. In particular, the Board appointed the Committee comprised of disinterested directors to evaluate the Sale and the proposed terms thereof and to make a recommendation with respect thereto to the Board. Dr. Shalit also recused himself from all deliberation and voting of the Board in connection with the Sale. After reaching agreement on the Consideration with Dr. Shalit, the Board decided not to conduct an auction for the sale of the Current Business since the Board believed that protracted publicity would significantly diminish the value of the business by diverting employee attention and prolonging the expenses of developing the Current Business. The Board believed that with the limited viability of the Imatec 20/20 System, there would be no other interested parties in the Current Business. The Board at its meeting on July 16, 1997 approved the terms of the Sale and authorized the officers to finalize certain details and to execute the Agreement. The Board reached a subjective judgment that the Company was unlikely to receive a superior offer to the Dr. Shalit offer. The Agreement provides, nonetheless, that the Board could consider another offer if required by its fiduciary duties under Delaware law.

GUARANTEE OF SHALIT SHARES PURCHASE PRICE

Pursuant to the terms of the Agreement, the Company will guarantee Dr. Shalit a minimum purchase price of $3.41, the equivalent of $2.34 per Shalit Share, After Tax, which guarantee will be secured by a Letter of Credit (defined below) in the amount of $2,850,252. The Company has also agreed to pay, in certain circumstances, the brokerage commission on such sales.

RISKS ASSOCIATED WITH THE APPROVAL OF THE SALE

If the Sale is approved by stockholders, the only assets of the Company will be the Minimum Cash Amount, subject to the Closing Adjustment. Unless a New Business is identified and purchased, the Company will have no operations. If the Stockholders approve Proposal 2, the following will likely occur:

          - Until a New Business is identified and purchased, the Company will continue to deplete its limited assets;

          - Until a New Business is identified and purchased, the Imatec Common Stock and the Redeemable Warrants may continue to have limited market value and liquidity;

          - The market price of the Imatec Common Stock may remain below the exercise price of the Redeemable Warrants giving the holders thereof no practical opportunity to exercise such Redeemable Warrants; and

          - If the market price of the Imatec Common Stock remains below the price guaranteed to Dr. Shalit for the sale of the Shalit Shares, Dr. Shalit will have the right to draw on the Letter of Credit, further depleting any value remaining in the Company.


To the extent the Company purchases a financially unstable business or a business in the early stage of growth or without earnings, the Company will become subject to all of the risks inherent in the operation of such a business. In addition, the New Board will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. There will be no restrictions on whether the New Business acquired by the Company must meet the continued listing criteria of the SmallCap Market or the standards for inclusion on any nationally recognized stock exchange and there can be no guarantee that the liquidity of the Imatec Common Stock will improve in any meaningful manner. Furthermore, the structure of the acquisition of a New Business, which may take the form of a merger, exchange of capital stock or stock or asset acquisition, presently cannot be determined since the Company has not had any preliminary contacts, discussion or understandings with representatives of any prospective New Business regarding the possibility of an acquisition.

The Company's ability to successfully effect the acquisition of a New Business will be dependent upon the New Board. However, the future role of the individual members of the New Board in the New Business cannot presently be ascertained. Although it is possible that some or all of the Company's New Board will remain associated in some capacities with the New Business, such persons will not devote their full efforts to the affairs of the New Business. It is expected that an integral part of identifying and acquiring a New Business will be the hiring of full time executive management to manage the operations of the New Business. Moreover, there can be no assurance that the New Board will have sufficient experience or knowledge relating to the management or operations of the particular New Business. Furthermore, although the Company intends to closely scrutinize the management of a prospective New Business in connection with evaluating the desirability of acquiring such a New Business, there can be no assurance that the Company's assessment of management will prove to be correct. The Company may also seek to recruit additional managers to supplement the incumbent management of the New Business. There can be no assurance that the Company will have the ability to recruit additional managers with the skills necessary to enhance the management of the New Business.

EACH STOCKHOLDER SHOULD EVALUATE THESE RISKS AND THE RISKS GENERALLY DISCUSSED UNDER "PROPOSAL 2: THE SALE" IN DETERMINING WHETHER TO VOTE FOR THE SALE OF THE CURRENT BUSINESS AND ALSO IN DETERMINING WHETHER TO REMAIN A STOCKHOLDER IF THE SALE IS APPROVED AND CONSUMMATED, IN COMPARISON WITH THE RISKS TO STOCKHOLDER VALUE IF THE SALE OF THE CURRENT BUSINESS IS NOT APPROVED.

CONSEQUENCES OF FAILURE TO APPROVE THE SALE

The Board does not believe there are any viable alternatives to the Sale of the Current Business and the acquisition of a New Business that would allow the Company to operate profitably in a reasonable time period. See "-- Principal Reasons For the Sale." If the stockholders do not approve the Sale, the following will likely occur:

          - The market price of the Imatec Common Stock and the Redeemable Warrants is expected to remain at its current levels or lower for the foreseeable future which may result in the Company's inability to maintain its listing on the SmallCap Market for either or both of the Imatec Common
               Stock and the Redeemable Warrants;


          - The market price of the Imatec Common Stock will most likely remain below the exercise price of the Redeemable Warrants giving the holders thereof no practical opportunity to exercise such Redeemable Warrants;

          - The Board could determine that it is in the best interest of the Company and its stockholders to liquidate the Company and pay out its remaining assets (after accounting for its liabilities) to stockholders;

          - The remaining cash reserves of the Company will continue to be depleted; and

          - The Board may determine to continue the development of the Imatec 20/20 System and/or continue to seek a New Business.

NAME CHANGE

Effective on the Closing Date, the Company will change its name from Imatec, Ltd. to a yet to be determined name and Newco will change its name to Imatec, Ltd.

BUSINESS RELATIONSHIP WITH BUYER

Dr. Shalit will not, following consummation of the Sale of the Current Business, have any further interest in the Company, other than his ownership of the Shalit Shares and will resign his positions as President, Chief Executive Officer, Chairman of the Board and Secretary effective upon Closing.

MANAGEMENT OF IMATEC FOLLOWING THE SALE

Concurrently with the Closing Date, Dr. Shalit, the current Board, Mr. Cross and Mr. Smith will resign all positions with the Company and, if elected pursuant to Proposal 1, Messrs. Clifford A. Brandeis, William M. Thompson and John M. Thompson will serve as the Company's directors. In addition, Mr. Brandeis will serve as the Company's President, Chairman of the Board, Chief Executive Officer and Secretary. See "Proposal 1."

RECOMMENDATION OF THE BOARD OF DIRECTORS

On July 16, 1997, the Board unanimously confirmed the actions of the Committee in negotiating the Sale of the Current Business and, conditioned upon finalization of the Agreement in form and substance satisfactory to the Committee and the Company's officers, unanimously recommended the proposed transaction to the Company's stockholders for their approval as required under the DGCL.

As previously discussed, the Board's conclusion to approve the Sale of the Current Business was based on the fairness opinion of Spencer Trask and the collective business judgment of its individual members. All members of the Board concurred in this judgment. The factors considered at various meetings included, without limitation, the following:

- The Dr. Shalit offer being consistent with the Company's valuation of the Current Business.

- The Dr. Shalit offer being the best opportunity under the circumstances to maximize stockholder value.

-    The current market price of the Imatec Common Stock.

- Indications from stockholders of their interest in adopting a new business strategy for the Company.

- The desire to conserve Company resources in order to locate a transaction to maximize stockholder value.

- The liquidation value of the Company as of June 30, 1997 of approximately $4,297,150 or $1.15 per share.

-    The presentation to the Board by and the fairness opinion of Spencer Trask.

The Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in making its determination. The Sale of the Current Business will affect all stockholders, with the exception of Dr. Shalit, in the same way. The Board concluded that the transaction is fair to and in the best interests of all of the stockholders since in its judgment the negotiated consideration represents optimal value for the Current Business. See "-- Principal Reasons for the Sale."

The Board also recognized the negative impact of the sale on the Company and its stockholders. Immediately following the Sale, the Company's assets will be reduced and it will have no employees, other than Mr. Brandeis, which could limit the opportunity for the Company to acquire a New Business and generate acceptable, if any, operating income in the future. Further, if the Company acquires a New Business, there can be no assurance that the Company will operate profitably, if at all.

The Board considered these various factors and concluded that in its best judgment the Sale of the Current Business was, given the alternatives, in the best interest of the stockholders.

FAIRNESS OPINION

Pursuant to the terms of a letter agreement, dated as of June 25, 1997 (the "Spencer Trask Letter Agreement"), the Company retained Spencer Trask to assist the Company for purposes of rendering the Spencer Trask Opinion relating to the Sale. Spencer Trask was selected by the Committee after its evaluation of various investment banking firms engaged in the valuation of companies. Pursuant to such engagement, Spencer Trask has delivered to the Board of the Company its written opinion, dated as of July 8, 1997, to the effect that, as of such date, the Sale of the Current Business to Dr. Shalit was fair, from a financial point of view, to the stockholders of the Company. See page 2 of the Spencer Trask Opinion. No restrictions were imposed by the Company's Board upon Spencer Trask with respect to any investigations made or procedures followed by Spencer Trask in rendering its opinion.

The Spencer Trask Opinion addresses only the fairness of the Sale of the Current Business to Dr. Shalit from a financial point of view, to the stockholders of the Company and does not constitute a recommendation to any stockholder of the Company to vote in favor of the Sale. The summary of the material provisions of the Spencer Trask Opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion, a copy of which is attached hereto as Annex B. The Spencer Trask Opinion was rendered prior to the recent reductions in the federal capital gains tax rates.

THE FULL TEXT OF THE SPENCER TRASK OPINION IS ATTACHED AS ANNEX B TO THIS PROXY STATEMENT. STOCKHOLDERS ARE URGED TO READ THE SPENCER TRASK OPINION CAREFULLY IN ITS ENTIRETY FOR ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS OF THE REVIEW BY SPENCER TRASK.

Although Spencer Trask evaluated the financial terms of the Sale, Spencer Trask did not recommend the specific consideration to be paid in the Sale nor did it participate in discussions regarding the consideration to be paid. The consideration to be paid by Dr. Shalit for the Newco Common Stock was determined by negotiations between the Company and Dr. Shalit. In connection with the rendering of its opinion, Spencer Trask, among other things: (i) reviewed the draft letter of intent between the Company and Dr. Shalit; (ii) reviewed the Company's Form 10-KSB for the fiscal year ended December 31, 1996, its Form 10-QSB for the period ended March 31, 1997, the prospectus and registration statement in connection with the IPO and the Company's private placement memorandum dated October 20, 1995; (iii) reviewed the Employment Agreement and the License Agreement; (iv) reviewed certain internal management-prepared financial projections and technology assessments; (v) met with the Company's management to discuss the current status of, and outlook for, the Company's results, assets and liabilities, industry conditions and outlook and other matters it considered relevant to its inquiry; (vi) reviewed the historical prices and trading volume of the Imatec Common Stock; and (vii) conducted other inquiries, financial studies and analyses as it deemed appropriate for purposes of its opinion.

In the course of its review and in arriving at its opinion, Spencer Trask did not independently verify any of the foregoing information and has relied upon it being complete and accurate in all material respects. Spencer Trask also did not make an independent appraisal of specific properties or other assets of the Company.

The following is a brief summary of certain of the valuation methodologies used by Spencer Trask in connection with the rendering of the Spencer Trask Opinion. Spencer Trask did not analyze comparable companies' assets and operations in its approach to this valuation. It is believed by Spencer Trask that the Company's Technology and business operations are unique and management is not aware of any comparable public companies or transactions.

Income Approach

Spencer Trask utilized the income approach to compare the net present values ("NPV") of estimated future cash flows associated with two different scenarios:
"status quo" and the Sale of the Current Business pursuant to the Agreement. Spencer Trask reviewed monthly expense projections through August 2000, based on the assumption of no revenues earned by the Company during that time period and continuation of the Company's current business strategy without the initiation and prosecution of formal legal claims against alleged patent infringers. Future cash flows beyond August 2000, without Dr. Shalit's salary and benefits and with a higher level of guaranteed royalty payments to Dr. Shalit from the technology licensed pursuant to the License Agreement (the "Technology") were also estimated. The future cash flows were discounted by Spencer Trask to arrive at their NPV. Spencer Trask also conducted a liquidity analysis which indicates that without revenue, the Company would have no cash remaining by the end of the year 2000.

Spencer Trask paid considerable attention to the assumption of no revenue during the period under evaluation. Correspondence and internal records of conversations and contacts with prospective licensees of the Technology was reviewed and discussed with management of the Company. Also considered was the fact that to date, the Company has not succeeded in securing any licensees. In addition, Spencer Trask considered that there is only one serious licensee prospect at this time, a large, well-known medical imaging equipment company, and if an agreement is to be struck, there remains additional Technology evaluation and feasibility analysis by the prospect, negotiation of terms of additional research and development for product customization, negotiation of license fee terms and U.S. Food and Drug Administration approval by the licensee. Late 1998 is considered to be the earliest possible date for initial installation by a licensee if a license agreement is reached. While the Company and such medical imaging equipment company entered into a non-disclosure agreement in June 1997, no other formal agreements or understandings are in place as of the date of this Proxy Statement. If the prospective licensee's customers were to be satisfied with the improved quality of their image reproductions, management of the Company has opined that it is possible that other medical equipment companies would want to license the Technology. In the event that the negotiations with the well-known medical imaging equipment company come to fruition, management believes that the value of the Technology will be somewhat enhanced, although because of the speculative nature of any such licensing arrangement, no specific value can be assigned thereto. However, management has acknowledged that tone reproduction of black and white medical images is not accepted as a critical issue in the industry as there is no absolute reference and choice of contrast and brightness/density is often a matter of personal preference. Based on the foregoing, Spencer Trask considered there to be a low probability of achieving meaningful licensing revenue in the next several years, if ever.

The other revenue possibility considered by Spencer Trask was from patent infringers involved with color adjustment methods and systems. Management of the Company believes that a number of software products and related systems utilized in the graphic arts industry may be infringing upon one or more patents underlying the Technology. Patent lawyers, on behalf of the Company have begun to send letters to companies believed to be infringing on such patents, suggesting that a license agreement be negotiated in lieu of formal legal action. As of the date of the Spencer Trask Opinion, no actual litigation has yet begun and some of the companies contacted by the Company's patent lawyers have flatly denied any infringement. Because of the early stage of the patent infringement litigation considerations, and the extended period of time and cost that any such litigation may incur, the adjustment of the "status quo" cash flows to include assumed future patent infringement income was not made by Spencer Trask.

In addition, the cash payments made by the Company to Dr. Shalit pursuant to the Agreement were estimated by Spencer Trask, based on various scenarios involving applicable tax rates and share prices. These cash outflows were discounted at the same rate as the "status quo" outflows to arrive at the NPV.

Liquidation Approach

Liquidation of the Company has not been proposed as an alternative to the "status quo" or the Sale of the Current Business. However, Spencer Trask was of the view that valuation consideration should be given to this alternative. The estimated cash and cash equivalents of the Company at June 30, 1997 was $4.4 million. Approval of a liquidation would require a stockholder vote. Given Dr. Shalit's economic interest in maintaining the Company as a going concern in order to continue receiving his salary, benefits, royalties and assurance of legal costs and expenses to protect the Technology or to institute lawsuits against patent infringers, Spencer Trask believes that it is likely that he, with approximately 24% of the outstanding shares of Imatec Common Stock, would vigorously oppose such an action. Accordingly, Spencer Trask believes it reasonable to assume several months continuation of the Company and its current level of expenses, plus legal and other costs of a proxy battle, prior to a liquidation being approved, if at all. Total Company cash expenses through October 1997 were estimated by management of the Company at $740,000 plus an estimated $250,000 legal and proxy related expenses relating to a proposed liquidation for a total of approximately $1,000,000. Resultant estimated cash and equivalents at the end of October would be approximately $3,400,000 less liabilities estimated at $100,000 or a net amount of $3,300,000 for distribution to stockholders. On a per share basis, this would amount to approximately $0.98 per share based on 3,735,000 shares of Imatec Common Stock outstanding. This does not take into account, however, the possibility that additional legal expenses relating to patent infringement claims mights be incurred prior to any liquidation approval.

Spencer Trask's analysis indicated that the NPV of maximum Company payments to Dr. Shalit pursuant to the Agreement is approximately $3,300,000, implying that this amount will need to be pledged to secure the Letter of Credit. Resultant "free cash" would be approximately $1,000,000 at June 30, 1997 plus net operating losses of $1,200,000 plus estimated "shell value" of $250,000. Implied Company value would be approximately $1,700,000 or $0.46 per share. This does not take into account additional value per share which might result from future per share market prices above $0.66 per share which would reduce the Company's obligations pursuant to the Letter of Credit and make available more free cash to the Company, nor does it take into account the possibility of Company asset deployment in such a way as to increase stockholder value.

Overall, Spencer Trask did not consider the liquidation approach to be a viable consideration in their valuation analysis because of uncertainties as to whether it would be of direct benefit to the stockholders and whether it would be approved by the stockholders in view of likely vigorous opposition by a large stockholder.

Impact of the Agreement on the Company and its Stockholders

As of June 30, 1997, the Company had approximately 3,735,000 shares outstanding. Losses from operations in 1996 was $1,202,000, up from $595,000 in 1995, with continuing losses from operations in the first quarter of 1997 of $353,000 and anticipated ongoing losses for the next several years. The Imatec Common Stock market price has declined from a high of $6.13 in January 1997 to a current level of approximately $0.50 per share, indicating stockholder dissatisfaction with the Company's current and anticipated performance. Spencer Trask believes that the comparative NPV's of the "status quo" vs. the Sale of the Current Business and the opportunity to redeploy the Company's post-Sale assets in the form of free cash estimated at approximately $1,000,000, net operating loss carryforward of approximately $1,200,000 and estimated $250,0000 "shell value," indicate that the stockholders of the Company have reasonable grounds to expect, assuming rational use of the Company's assets by new management, that the terms of the Sale are adequate from a financial perspective.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analysis as a whole, could create an incomplete view of the processes underlying the Spencer Trask Opinion. In arriving at the Spencer Trask Opinion, Spencer Trask considered the results of all such analyses. The analyses were prepared solely for purposes of providing its opinion as to the fairness of the Sale, from a financial point of view, to the stockholders of the Company and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. As described above, the Spencer Trask Opinion and presentation to the Board was one of many factors taken into consideration by the Board in making its determination to approve the Sale. The foregoing summary does not purport to be a complete description of the analyses performed by Spencer Trask.

Spencer Trask has not provided financing services to the Company in the past. Spencer Trask is a member of the National Association of Securities Dealers and is engaged in securities brokerage, market-making, private equity placements, securities research, and equity underwriting. The firm regularly values public and private businesses, as well as securities, for acquisition, merger, estate, and tax purposes. In the ordinary course of its business, Spencer Trask may actively trade the equity securities of the Company for its own accounts and for the accounts of customers and, accordingly, may, at any time, hold a long or short position in such securities.

Pursuant to the terms of the Spencer Trask Letter Agreement, the Company agreed to pay Spencer Trask a fee of $50,000 upon the rendering of its fairness opinion relating to the Sale. The Company has also agreed to reimburse Spencer Trask for its reasonable out-of-pocket expenses and to indemnify Spencer Trask and certain related persons against certain liabilities in connection with the engagement of Spencer Trask, including certain liabilities under federal securities laws.

CONFLICT OF INTEREST

Dr. Shalit, the Company's current Chief Executive Officer, President, Chairman of the Board and Secretary is the sole purchaser of the Newco Common Stock. Pursuant to the Agreement, Dr. Shalit will release the Company from its obligations under his Employment Agreement and the License Agreement, will pay no cash consideration for the Current Business, will receive $634,619 (pre-tax) at the Closing and a guarantee by the Company of a minimum purchase price of $3.41 (the equivalent of $2.34 per Shalit Share, After Tax) secured by the Letter of Credit. In addition, Dr. Shalit has recused himself from all deliberation and voting of the Board in connection with the Sale and has agreed to abstain from voting, as a stockholder, in connection with the Sale. See "--Business Relationship with Buyer."

FUTURE DIRECTION OF THE COMPANY

The current Board and management of the Company are currently evaluating alternatives for the future direction of the Company. The Company has been exploring the acquisition of a New Business, but to date has not reached any agreement or understanding with prospective sellers. The Board has made no decision on the purchase of a New Business, including the type of business to acquire. It is the intent of the Board to further examine the alternatives with the goal of maximizing stockholder value. Until such time, if ever, as the Company identifies an appropriate business to acquire, the Company will have no liabilities and its only assets will be the assets remaining after the Sale, which is limited to cash and marketable securities which will be no less than $3,875,000, subject to the Closing Adjustment. There can be no assurance that the Company can purchase a New Business at prices that the New Board, if elected, believes reasonable, or that the Company will operate a New Business profitably, or that, if profitable, the New Business will be sufficiently profitable to maximize stockholder value. See "-- The Agreement -- Amendment and Termination."

In the event that a New Business is not identified and acquired within a reasonable period of time, the Board may determine to liquidate and wind down the Company, paying to its stockholders a dividend of remaining cash (if any) after satisfying liabilities and other prior obligations. It is likely that, in the event of any such liquidation, the per-share liquidation distribution will be less than the current per-share market price as a consequence of the expenses of the Annual Meeting and this proxy solicitation and the cost anticipated to be incurred by the Company in seeking a New Business.

RIGHTS OF SECURITY HOLDERS

The DGCL requires that a sale of "all or substantially all" of a corporation's property be approved by the corporation's stockholders. The Board has determined to treat Proposal 2 as covered by such provisions of the DGCL. Accordingly, stockholders who oppose the Sale of the Current Business do not have dissenters rights of appraisal under the DGCL. See "Rights to Dissent."

The rights of the holders of Imatec Common Stock will not change as a result of the Sale of the Current Business. The Company has never declared or paid any cash dividends on its Common Stock.

Holders of the Company's Redeemable Warrants have no voting rights with respect to any matter that comes before the Annual Meeting.

MARKET ACTIVITY

The closing price of the Imatec Common Stock as reported on the SmallCap Market on October __, 1997, the last business day preceding the public announcement of the proposed Sale of the Current Business, was $_______. On November , 1997, the last day prior to the printing of this Proxy Statement, the closing price of the Imatec Common Stock was $___ per share. See "Market Prices and Per Share Data."

Following the Sale, other than the Minimum Cash Amount, substantially all of the Company's assets will no longer belong to the Company and the Company will be minimally capitalized. Accordingly, as a result of the Sale, until a New Business is identified and purchased, the trading price range of the Imatec Common Stock immediately after the Sale is expected to remain at its current levels or be lower than the trading price range of the Imatec Common Stock prior to the Sale. The prices at which the Imatec Common Stock trades after the Sale will be determined by the marketplace and may be influenced by the depth and liquidity of the market for the Imatec Common Stock, investor perception of the Company and the industry in which the Company may participate, whether the Company finds a suitable acquisition candidate, the Company's operating results, the Company's dividend policy and general economic and market conditions. For a description of recent trading prices of the Imatec Common Stock, see "-- Dividends and Price Range of Imatec Common Stock."

It is expected that the Imatec Common Stock will continue to be quoted on the SmallCap Market after the Sale. However, until a New Business is acquired by the Company, the Imatec Common Stock and the Redeemable Warrants will not meet the SmallCap Market continuing listing requirements. In addition, the Nasdaq Stock Market, Inc. has informed the Company that, unless a New Business has been acquired which meets the initial listing requirements of the SmallCap Market, immediately following the Closing it will notify the Company of its intention to delist the Imatec Common Stock and the Redeemable Warrants. There is no assurance, however, that the Company will be able to maintain its listing on the SmallCap Market and that there will not be substantial limitations on the liquidity of the Imatec Common Stock, even if the Company acquires a New Business.

THE AGREEMENT

Set forth below is a description of the principal terms of the Agreement, which are of continuing applicability. This description is qualified in its entirety by reference to the Agreement, which is attached as Annex A hereto and is incorporated herein by this reference.

THE SALE. The Agreement provides that, subject to the terms and conditions thereof, the Company will contribute (the "Contribution") the Assets and Liabilities to Newco, a newly formed wholly-owned subsidiary of the Company. Immediately following the Contribution, Dr. Shalit will purchase all of the outstanding shares of Newco Common Stock for the Consideration. The Agreement also provides that (i) the nominees for director listed under Alternate A in Proposal 1 will be the initial directors of the Company immediately following the Closing Date, (ii) the Articles of Incorporation of the Company (the "Articles of Incorporation") will continue to be the Articles of Incorporation of the Company following the Sale; and (iii) the By-laws of the Company (the "ByLaws") will continue to be the By-laws of the Company following the Sale.

EMPLOYEES, TREATMENT OF OPTIONS. The Agreement provides that, effective as of the Closing Date, all employees of the Company will be terminated and all employee benefits, including any unexercised options granted pursuant to the Stock Option Plan will be terminated. To date, no options have been granted pursuant the Stock Option Plan.

ASSETS TO BE CONTRIBUTED TO NEWCO; ASSUMED LIABILITIES OF NEWCO.  The
Assets to be contributed to Newco pursuant to the Agreement include all accounts receivable, fixed assets, deposits, leases, permits, proprietary rights and software, customer lists, books and records, prepaid items, and the trademarks "IMATEC" and "IMATEC 20/20" that are currently used in connection with or relate to the operation of any of the Current Business, as well as the name Imatec, Ltd., except as specifically excluded. The specifically excluded assets consist only of cash which will be no less than $3,875,000 (the "Minimum Cash Amount"), subject to the Closing Adjustment. See "-- The Amendment and Termination."

Certain liabilities relating to the Current Business will be assumed by Newco. The Liabilities are the current liabilities of the Company related to the operation of the Current Business including but not limited to trade payables and accrued expenses, including existing covenants and leases, subject to certain exceptions, but do not include liabilities relating to, arising out of, or in connection with, the bridge financing of the Company concluded in April 1996, the IPO, and the costs and expenses related to the Sale.

CONSIDERATION. The Consideration consists of (i) the termination of the Employment Agreement in exchange for a payment of $634,619 (pre-tax), which is the equivalent of $300,000, After Tax; and (ii) the termination of the License Agreement. In addition, Dr. Shalit and the Company have agreed that Dr. Shalit will sell all of the Shalit Shares in the public market or to the Company at market price over a period of 30 months according to the schedule set forth below, either as directed by the Company or at his own direction. All payments made by the Company to Dr. Shalit on the Sale Date or pursuant to the Letter of Credit are being paid on a before-tax basis. The After Tax amounts refer only to the consideration to be received by Dr. Shalit and not to any tax benefits accruing to the Company. For purposes of the Agreement, "After Tax" means the amount remaining after deducting individual federal (including capital gains tax), state and local income taxes calculated at the highest tax rate applicable to Dr. Shalit in effect at the time of each payment.

Sale of the Shalit Shares

From and after the Closing Date, the Company will have the option of (i) causing Dr. Shalit to sell the Shalit Shares in the public market or (ii) purchasing the Shalit Shares at market price or (iii) Dr. Shalit will have the option of selling the Shalit Shares in the public market so long as Dr. Shalit receives the Minimum Sales Amount (as herein defined) on each Payment Date (as defined) or sooner, subject to the Minimum Cash Amount adjustment provisions. The Minimum Sales Amounts will be secured by the Letter of Credit in the aggregate amount of $2,850,252 in favor of Dr. Shalit obtained by the Company. The Letter of Credit will be delivered at Closing. In the event that Dr. Shalit receives an amount from the sale of the Shalit Shares, net of any brokerage commissions (the "Sale Proceeds") in excess of the Minimum Sales Amount for any given Payment Date, such excess amount will be deducted, on a pro rata basis, from the aggregate Minimum Sales Amounts due to Dr. Shalit set forth in the table below. In the event that Dr. Shalit receives Sale Proceeds which are less than the Minimum Sales Amount for any given Payment Date, Dr. Shalit may draw on the Letter of Credit in an amount equal to the Minimum Sales Amount minus the Sale Proceeds. In the event that the number of Shalit Shares sold at any given Payment Date exceeds the number of shares set forth below for such Payment Date (the "Excess Shares"), Dr. Shalit will receive the Sale Proceeds from the sale of the Excess Shares with a minimum price per share equal to $3.41, the equivalent of $2.34, After Tax. Any Excess Shares sold for any given Payment Date will be deducted, on a pro rata basis, from the remaining Shalit Shares to be sold. The following table sets forth the minimum amounts, After Tax (individually, a "Minimum Sales Amount") to be received by Dr. Shalit on the dates (individually, a "Payment Date") set forth below from the sale of the Shalit Shares, from the Company and/or pursuant to the Letter of Credit, as applicable:


                                                                               Aggregate
                                                                                Dollar
                                                                                Amount                               Dollar
                                            Aggregate         Aggregate        Due as of            Dollar            Amount
                                              Dollar            Dollar          Date of             Amount          Per Share
                          Number of           Amount            Amount           Proxy             Per Share           After
        Date               Shares            Pre Tax          After Tax       Statement*           Pre Tax**          Tax***
        ----               ------            -------          ---------       ----------           ---------          ------

  6 months                128,480          $438,502       $   300,000                                 $3.41            $2.34
from Closing

12 months                 256,959           877,000           600,000                                  3.41             2.34
from Closing

18 months                 171,306           584,667           400,000                                  3.41             2.34
from Closing

24 months                 171,306           584,667           400,000                                  3.41             2.34
from Closing

30 months                 107,066           365,416           250,000                                  3.41             2.34
from Closing              -------           -------           -------

TOTAL                     835,117        $2,850,252        $1,950,000

---------------------
* Amounts due to Dr. Shalit under the Letter of Credit in the Event that the Company required the sale of all of the Shalit Shares as of the date of this Proxy Statement.
**    Actual figure is $3.413 per share.
***   Actual figure is $2.335 per share.


For example, in the event that within 6 months from Closing, the Company has required Dr. Shalit to sell 128,480 Shalit Shares at an average price per share of $1.50 for an aggregate of $192,720, then Dr. Shalit is entitled to draw from the Letter of Credit in an amount equal to $245,782 (the $438,502 guaranteed price minus the actual $192,720 sales price). However, in the event that Dr. Shalit receives more than $438,502 from the sale of 128,480 Shalit Shares during such period, the entire amount received would be deducted from the $2,850,252 guaranteed by the Letter of Credit. In the event that the Company does not require Dr. Shalit to sell any Shalit Shares over such 30 month period or Dr. Shalit otherwise does not sell the Shalit Shares and the current market price of the Imatec Common Stock is zero, Dr. Shalit will be entitled to draw on the Letter of Credit in the full amount of $2,850,252. Any amount due to Dr. Shalit under the Letter of Credit is subject to the adjustments described under "-- Amendment and Termination."

The Shalit Shares are not "restricted securities" as such term is defined in Rule 144 promulgated under the Securities Act. Accordingly, as long as Dr. Shalit is not an "affiliate," as such term is defined under Rule 144, Shalit Shares will be freely tradeable. Pursuant to the terms of the Registration Rights Agreement, in the event that Dr. Shalit is considered an affiliate under Rule 144, the Company has agreed to register the Shalit Shares prior to their resale to the public at the insistence of either party pursuant to the provisions of the Agreement.

REPRESENTATIONS AND WARRANTIES; COVENANTS. The Agreement contains representations and warranties of one or both of the parties with respect to, among other things (i) organization, good standing, corporate power and enforceability, (ii) ownership of subsidiaries, (iii) capitalization, (iv) no conflicts, (v) required consents or approvals, (vi) no material misstatements in filings with the Commission, financial statements and regulatory statements,
(vii) no undisclosed liabilities, (viii) absence of material adverse changes,
(ix) no litigation, (x) compliance with law, (xi) no disclosed liabilities under ERISA, (xii) tax returns filed and taxes paid, (xiii) receipt of the fairness opinion from Spencer Trask, and (xiv) sufficiency of funds to consummate the Sale of the Current Business. In addition, the Agreement contains the customary covenants of each party.

INDEMNIFICATION. The Agreement provides that all representations, warranties, covenants, and agreements of the parties survive the Closing, and the parties agreed to indemnify one another as follows: the Company has agreed to indemnify Dr. Shalit against all claims, losses, costs, and expenses, including attorneys fees, arising out of (i) any breach of any covenant, agreement, representation, or warranty or (ii) any liability relating to the Current Business or Company that is not an assumed Liability; and Dr. Shalit agreed to indemnify the Company against all claims, losses, costs, and expenses, including attorneys fees, arising out of any breach of any covenant, agreement, representation or warranty. Both Dr. Shalit and the Company agreed to notify the other of damages resulting from the claims of a third party and agreed that each may undertake the defense of such claims that it would be required to indemnify, under certain conditions, and that each may participate in the defense of claims as to which it would be indemnified, under certain conditions.

CLOSING CONDITIONS

Conditions Precedent to Obligations of the Company

The Company's obligations under the Agreement are subject to the satisfaction or waiver, at or prior to the Closing Date, of certain conditions, including each of the following: (i) the accuracy of Dr.

Shalit's representations and warranties as of the Closing Date; (ii) the performance by Dr. Shalit of all of his obligations, covenants and conditions contained in the Agreement; (iii) the Company's having secured Board authority and stockholder consent with respect to the Sale; and (iv) receipt of each of the canceled Employment Agreement and License Agreement, as described above (see "The Agreement --Consideration").

Conditions Precedent to Obligations of Dr. Shalit

The obligations of Dr. Shalit are subject to the satisfaction or waiver, at or prior to Closing, of certain conditions, including each of the following: (i) the accuracy of the Company's representations and warranties as of the Closing;
(ii) the material performance by the Company of all of its obligations, covenants and conditions contained in the Agreement to be performed at or prior to Closing; (iii) the Company's having received requisite Board and stockholder authority to consummate the Agreement; and (iv) receipt of a bill of sale and assignment agreement in connection with the conveyance of the Assets.

AMENDMENT AND TERMINATION. The Agreement may be amended by the mutual written agreement of the Company and Dr. Shalit. The Company is not presently aware of any reason to amend the Agreement. In addition, the Minimum Cash Amount will be reduced by the Closing Adjustment. At the Closing, the Minimum Sales Amounts due to Dr. Shalit will be reduced proportionally by the positive difference between the Minimum Cash Amount and the actual cash and marketable securities remaining in the Company as of the Closing. The Minimum Cash Amount represents the amount of cash and marketable securities remaining in the Company as of the Closing, as adjusted by the Closing Adjustment.

For example, if the Closing occurs after December 1, 1997 but before December 31, 1997, the aggregate Monthly Expense Amount will be $65,000. If the Extraordinary Expense Amount during such period equals $100,000, the aggregate Closing Adjustment would be $165,000, resulting in the adjustment of the Minimum Cash Amount to $3,710,000 ($3,875,000 minus the Closing Adjustment of $165,000). Assuming the actual cash and marketable securities remaining in the Company as of the Closing equals $3,700,000, the total Minimum Sales Amounts due to Dr. Shalit will be reduced by $10,000, the difference between $3,710,000 and $3,700,000. At September 30, 1997, the Company had $4,158,622 in cash and marketable securities.

The Board has retained discretion, even if stockholder approval of the Sale is obtained and the other conditions to the Sale are satisfied, to abandon, defer or modify the Sale or any matter contemplated by the Sale. The terms of the Sale thus may be modified or conditions thereto may be waived by the Company's Board. However, if the Company's Board takes any such action, it will be on the basis that such action is in the best interests of the Company and its stockholders in accordance with its fiduciary obligations under Delaware law.

EXCLUSIVITY. The current Board believes that the Sale is the best arrangement available at this time to maximize stockholder value. Accordingly, pursuant to the Agreement, neither the Company nor Dr. Shalit will, directly or indirectly through any agents or representatives, solicit, initiate or encourage any proposal or offer from a third party to acquire either any capital stock or other voting securities of the Company or any substantial portion of the Assets, or participate in any discussions or negotiations regarding such a proposal or offer. However, this provision does not prevent the Company's Board from taking any such actions if required by the Board's fiduciary duties under Delaware law.

ACCOUNTING TREATMENT: The proposed Sale of the Current Business is anticipated to be treated by the Company as a charge to operations in an amount equal to the actual payment of the (i) $634,619 (pre-tax); (ii) the net book value of Newco; and (iii) the expenses of the Sale, consisting primarily of professional fees and severance pay.

U.S.  FEDERAL INCOME TAX CONSEQUENCES

The proposed Sale will not result in any federal income tax consequences to the Company's stockholders as stockholders. The Company estimates that it will report a loss for tax purposes on the Sale as the consideration received by the Company will be entirely attributable to the cancellation of the Employment Agreement and the License Agreement, which are future commitments of the Company, in exchange for the $634,619 (pre-tax) in cash and all the outstanding shares of Newco Common Stock. Newco has a carrying value of approximately $290,000 (if the Sale had occurred on June 30, 1997). Therefore, the loss would be approximately $925,000, plus expenses. The benefit of this tax loss, if any, is dependent on the Company's generation of future earnings. See "-- Assets to be Contributed to Newco; Assumed Liabilities of Newco" and "-- Consideration."

SCHEDULE 13E-3

The Company and Dr. Shalit have filed with the Commission a Schedule 13E-3 pursuant to the Exchange Act, furnishing certain information with respect to the Sale in addition to the information contained in this Proxy Statement, and they may file amendments to the Schedule 13E-3. As permitted by the rules and regulations of the Commission, this Proxy Statement omits certain information contained in the Schedule 13E-3. For further information pertaining to the Company, reference is made to the Schedule 13E-3 and the exhibits and amendments thereto. See "Available Information."

STOCKHOLDER VOTE

The DGCL requires that a sale of "all or substantially all" of a corporation's property be approved by the corporation's stockholders. The Board has determined to treat Proposal 2 as covered by such provisions of the DGCL. Accordingly, an affirmative vote of a majority of the outstanding shares of the Company entitled to vote is required to approve Proposal 2. The Board unanimously recommends a vote to approve the proposed Sale described in Proposal 2. Unless the proxy is marked to indicate that such authority is expressly withheld, the persons named in the enclosed proxy intend to vote the shares represented thereby "FOR" approval of Proposal 2.

DIVIDENDS AND PRICE RANGE OF COMPANY COMMON STOCK

The Common Stock and the redeemable warrants of the Company (the "Redeemable Warrants") have been included for quotation on the SmallCap Market since October 1996 and trade under the symbols "IMEC" and "IMECW." The following table sets forth information as to the last sales price per share of Common Stock and the Redeemable Warrants as quoted on the Consolidated Reporting System from October 1996 and for the first three quarters of 1997.


                                                       Common Stock                    Redeemable Warrants
                                                  LOW               HIGH              LOW              HIGH
1997
  3rd Quarter                                     $0.250            $0.875            $0.0938          $0.2031
  2nd Quarter                                     $0.4375           $3.375            $0.0938          $1.625
  1st Quarter                                     $3.00             $6.50             $0.7031          $3.25

1996
  4th Quarter (from October 29, 1996)             $4.25             $6.75             $1.00            $3.125


The Company has never declared or paid cash dividends on its capital stock and does not anticipate declaring or paying cash dividends in the foreseeable future.

At October 14, 1997 the Company had approximately 863 stockholders.

RIGHTS TO DISSENT

Under the DGCL, stockholders of a corporation are entitled to appraisal rights only with respect to certain statutory mergers or consolidations. Unless otherwise provided in the certificate of incorporation, the DGCL does not grant appraisal rights to (i) stockholders with respect to a merger or consolidation of a corporation, the shares of which are either listed on a national securities exchange or are held of record by more than 2,000 holders, if such stockholders receive only shares of the surviving corporation or shares of any other corporation which are either listed on a national securities exchange or held of record by more than 2,000 holders, (ii) stockholders of a corporation surviving a merger if no vote of the stockholders of such corporation is required to approve the merger, or (iii) stockholders of a corporation upon the disposition of all or substantially all of that corporation's assets.

The Board of Directors has classified the proposed transaction as a sale of assets and not a merger. Accordingly, no Appraisal or Dissenters' Rights are available in connection with the Sale.

FRAUDULENT TRANSFER CONSIDERATION; LEGAL DIVIDEND REQUIREMENTS

If a court in a lawsuit by an unpaid creditor or representative of creditors, such as a trustee in bankruptcy, were to find that, at the time the Company effected the Sale, the Company (i) was insolvent, (ii) was rendered insolvent by reason of the Sale, (iii) was engaged in a business or transaction for which the Company's remaining assets, as the case may be, constituted unreasonably small capital or (iv) intended to incur, or believed it would incur, debts beyond its ability to pay as such debts matured, such court may be asked to void the Sale (in whole or in part) as a fraudulent conveyance for the benefit of creditors. The measure of insolvency for purposes of the foregoing will vary depending upon the jurisdiction whose law is being applied. Generally, however, the Company would be considered insolvent if the fair value of its respective assets were less than the amount of its respective liabilities or if it incurred debt beyond its ability to repay such debt as it matures.

The Company's Board and management believe that even if a New Business is not identified and purchased, the Company will be solvent at the time of the Sale (in accordance with the foregoing definitions), will be able to repay its debts as they mature following the Sale and will have sufficient capital to carry on its business from a financial point of view. The Company has engaged Spencer Trask to assist the Company in its analysis of the fairness of the Sale from a financial point of view.
See "-- Fairness Opinion."

BUSINESS OF THE COMPANY PRIOR TO THE SALE

Business Strategy

The Company's strategy is (i) to license the Company's technology and Imatec 20/20 System developed for the medical diagnostic imaging field to manufacturers of medical imaging products, such as scanners, cameras, and image reproduction systems, (ii) to engage in marketing activities to facilitate the licensing of the Company's technology and its Imatec 20/20 Systems, and (iii) to continue its research and development activities with respect to other applications of the Company's technology in the medical imaging field and for other imaging fields, such as graphic arts, computer, cinematography, and television/video. The precise scope and length of any license granted by the Company is anticipated to be dependent upon the overall nature of the license agreement and the remuneration to be received by the Company. The Company will simultaneously seek to license Imatec 20/20 Systems both as an add-on device for new and existing MRI, CT, and ultrasound scanners and as an enhancement to be included as a component of new MRI, CT, and ultrasound scanners. The Company does not presently intend to engage in any manufacturing, sales, or service activities with respect to its Imatec 20/20 Systems or products that incorporate the Company's technology, or provide technical service in connection therewith. The Company may assist a licensee in adapting the Company's technology or an Imatec 20/20 System and preparing a technical manual for any product that incorporates the Company's technology or Imatec 20/20 system, but will not engage in providing the actual technical assistance to end-users of any such product. In the event that the Company is unable to effectively license its technology or the Imatec 20/20 System, the Company may eventually need to engage in manufacturing of products incorporating its technology or the Imatec 20/20 System. The Company is presently engaged in preliminary discussions with a potential licensee. However, a license agreement may not be consummated and, even if consummated, the timing and amount of income to the Company is speculative.

The Company has sent letters alleging that its patents have been infringed to three companies. They have denied such infringement. The Company has been advised that patent infringement litigation may be expensive, its results uncertain due to the uncertainty of litigation and that a final judgement may not be expected before three years.

Manufacturing, Sales, and Distribution

The Company has no present intention to engage in the manufacturing or sales process. In the event that, due to an inability to successfully license its technology or any Imatec 20/20 System, the Company determined that it was necessary to manufacture, sell and distribute imaging products incorporating the Company's technology or Imatec 20/20 Systems, the Company would manufacture such products on a contract manufacturing or original equipment manufacturer (OEM) basis and have such products distributed by a network of independent, regional retail distributors. The Company presently has an arrangement with an independent third party company that provides research and development services to the Company from time to time. Such third party also has pre-production and production capabilities. Consequently, because such third party is already familiar with the Company's technology, the Company would engage such third party on an OEM basis in the event that the Company was required to manufacture products. The Company presently does not have any relationship with any independent retail distributors.

Marketing

The Company intends to market its technology and Imatec 20/20 Systems by a variety of means, each of which is intended to facilitate the licensing of its technology and Imatec 20/20 Systems. The Company intends to attend industry trade shows in the United States in order to gain additional exposure to potential licensees for its technology and Imatec 20/20 Systems. The Company also intends to publicize the existence of Imatec 20/20 Systems through the publishing of articles by Dr. Shalit, the first of which were a series of articles commencing in November of 1996 in Medical Imaging, a trade magazine. The Company also intends to gain exposure, as well as keep current of emerging and changing imaging standards, by joining certain industry trade associations, and where feasible, having representatives of the Company serve on various standards committees in the imaging field. The Company recently became a member of the National Electronic Manufacturers Association ("NEMA"), a industry trade association for the medical imaging industry. In addition, Dr. Shalit is currently a full voting member of the Digital Imaging Communication in Medicine Committee ("DICOM"), a committee under the auspices of NEMA, and the American College of Radiology, which is responsible for creating standards in the image communication business. The Company has a vice president of marketing to coordinate all of the Company's marketing activities and intends to hire additional marketing personnel and consultants if required.

Research and Development

In applying the Imatec 20/20 System designed for the medical diagnostic imaging field to other aspects of the medical imaging field, as well as in connection with developing Imatec 20/20 Systems for other fields, the Company intends to engage consultants and independent contractors from time to time to conduct research and development activities. The Company, in certain instances, may acquire certain technologies that the Company believes enhance or further the application of the Company's technology or its Imatec 20/20 Systems to other imaging fields, although it will only effect such acquisitions in those instances where the Company believes that acquisition of such technologies is more economical and efficient than engaging in research and development itself. Presently, the Company does not have any current arrangements or understandings to acquire any such technologies.

The Company incurred $17,881, $11,773 and $137,970 in research and development expenses during the year ended December 31, 1994, 1995, and 1996, respectively.

Competition

The image enhancement field is subject to rapid and significant technological change that may render an Imatec 20/20 System, or products that incorporate the Company's technology, obsolete or incompatible with the machines they are intended to complement. In addition, such rapid changes may impose additional, unforeseen costs on the Company, in that the Company may be required to modify its technology and Imatec 20/20 Systems to adapt to such changes. There can be no assurance that the Company will be able to successfully modify or upgrade its technology and Imatec 20/20 Systems as may be necessary on a timely basis, or at all.

While the Company is not aware of any entities that build image enhancement devices which directly compete with the Company's technology or the Imatec 20/20 System in the medical field, there are a number of entities that are engaged in the research and development of image enhancement products. These entities may in the future develop competing technologies or products. Potential competitors of the Company include independent companies, universities, and public and private research organizations, most of which are well established and have substantially greater marketing, financial, technological, and other resources than the Company. In addition, the medical imaging field in particular is dominated by large, well established, highly capitalized corporations. There can be no assurance that competitors will not succeed in securing patents and/or developing technologies or products that are more effective than the Company's technology or Imatec 20/20 Systems, as a result of which the Company's technology or Imatec 20/20 Systems may become obsolete or noncompetitive.

License Agreement

The Company entered into a license agreement as of June 25, 1995 with Dr. Shalit (the "License Agreement"). The License Agreement grants the Company the exclusive right to make, use, sell, and sublicense "Patentable Image Technology," defined in the License Agreement as the Company's three United States patents and certain foreign patent applications. Under the terms of the License Agreement, Dr. Shalit received from the Company a one-time $350,000 payment in January 1996. Dr. Shalit is also entitled to receive a flat royalty fee of $140,000 per annum, payable in monthly installments of $11,667, for so long as the Company and any successor of the Company is in existence (the "Annual Royalty"); provided, however, that in the event that Dr. Shalit is no longer President, Chief Executive Officer and Chairman of the Board for any reason whatsoever, but the Company or any successor of the Company continues in existence, the Annual Royalty will automatically be increased to $250,000 per annum. Pursuant to the terms of the License Agreement, the Annual Royalty will increase by 5% every year as long as the Company or any successor of the Company is in existence. The License Agreement also grants to the Company the exclusive right as to inventions made by Dr. Shalit in the course of his employment under his employment agreement with the Company. The Company's obligations to pay the Annual Royalty will continue until the expiration of the License Agreement. The term of the License Agreement expires when the last licensed patent expires, whether in the United States or abroad. Under the License Agreement, the Company is obligated to use its reasonable best efforts to make, use, sell and sublicense to others the Patentable Image Technology.

Intellectual Property

The Company presently intends to make all appropriate filings and registrations, or take all other actions the Company believes to be necessary, to obtain and protect all patents, trademarks, copyrights, tradenames, and all other intellectual property rights, if any, relating to the Company, although there can be no assurance that the Company will be able to effectively do so. In the event the Company is able to fully establish intellectual property rights with respect to the technology used by the Company, of which there can be no assurance, third parties may attempt to exercise alleged rights pursuant to their patents, trademarks, copyrights, or other intellectual property or appropriate any patents, trademarks, copyrights, or other intellectual property rights obtained by the Company, and the Company's failure or inability to adequately protect any of its intellectual property rights may have a material adverse effect on the Company. In addition, there can be no assurance that third parties will not be able to successfully assert a claim with regard to the Company's patents and/or the Imatec 20/20 Systems under their own intellectual property rights.

The Company also requires all employees to sign non-disclosure, non-competition, confidentiality, and invention assignment agreements.

Under the License Agreement, the Company has an exclusive, worldwide license from Dr. Shalit to make, use, sell and sublicense to others the Patentable Image Technology.

The Company intends to seek to broaden its patent protection and the application of the Company's technology and Imatec 20/20 Systems to other markets. When seeking to apply the Company's technology to other markets, the Company most likely will first design a research prototype of an Imatec 20/20 System for such market to test the technology in the laboratory. Thereafter, a production prototype of such Imatec 20/20 System will be constructed for testing at a beta, or third party, site. After successful beta testing, the Company will then seek to market the Imatec 20/20 System and/or license the underlying technology.

FDA Clearance

The United States Food and Drug Administration (the "FDA") employs a rigorous system of regulations and requirements governing the clearance processes for medical devices, requiring, among other things, the presentation of substantial evidence, including clinical studies, establishing the safety and efficacy of new medical devices. The principal methods by which FDA clearance is obtained are pre-market approval ("PMA"), which is for products that are not comparable to any other product in the market, and filing a pre-market notification under
Section 510(k) ("510(k)") of the federal Food, Drug and Cosmetic Act, which is for products that are substantially equivalent to products that have already received FDA clearance. Although both methods may require clinical testing of the products in question under an approved protocol, because PMA clearance relates to more unique, invasive, and/or potentially higher risk products, the PMA procedure is more complex and time consuming.

Applicants utilizing the 510(k) procedure must prove that the products for which clearance is sought are substantially equivalent to products on the market prior to the Medical Device Amendments of 1976, or products approved thereafter pursuant to the 510(k) procedure. The review period for a 510(k) application is approximately ninety (90) days from the date of filing the application, although there can be no assurance that the review period will not extend beyond such a period.

Under the PMA procedure, the applicant is required to conduct substantial clinical testing to determine the safety, efficacy, and potential hazards of the product. The review period under a PMA application is one hundred eighty (180) days from the date of filing, and the application is not automatically deemed cleared if not rejected during that period. The preparation of a PMA application is significantly more complex, expensive, and time consuming than the 510(k) procedure. Further, the FDA can request additional information, which can prolong the clearance process.

In order to conduct human clinical studies for any medical procedure proposed for the Company's products, the Company, or a licensee of the Company's technology or Imatec 20/20 System for medical imaging applications, as the case may be, could also be required to obtain an investigational device exemption ("IDE") from the FDA or Institutional Review Board (the "IRB") which would further increase the time before potential FDA clearance. In order to obtain an IDE, the Company or a licensee, as the case may be, may be required to submit an application to the FDA or IRB, including a complete description of the product and detailed medical protocols that would be used to evaluate the product. In the event an application were found to be in order, an IDE would ordinarily be granted promptly thereafter.

While the Company's licensees will be more likely to experience the FDA review and clearance processes than the Company directly, it may be more difficult to sell or license the Company's technology in light of such rigorous FDA license requirements. The Company has never sought FDA approval for its Technology.

Employees

As of August 31, 1997, the Company had four full-time employees, Dr. Hanoch Shalit, who serves as the Company's President, Chief Executive Officer, Chairman of the Board and Secretary, James A. Smith, who serves as the Company's Chief Financial Officer, Simon A. Cross, who serves as Vice President - Marketing and Sales and one administrative assistant. The Company also employs two part-time consultants, consisting of one computer programmer and one electronic engineer. The Company believes that its relations with its employees are good.

DESCRIPTION OF THE COMPANY'S CAPITAL STOCK

Authorized and Outstanding Capital Stock

At the date hereof, the authorized capital stock of the Company consists of (i) 20,000,000 shares, consisting of 20,000,000 shares of Imatec Common Stock, par value $.0001 per share, 3,735,201 of which are currently issued and outstanding and (ii) 2,000,000 shares of preferred stock, par value $.0001 per share ("Preferred Stock"), none of which are currently issued and outstanding. The following summary of the capital stock is qualified in its entirety by reference to the Company's Certificate of Incorporation and Bylaws, copies of which are available upon request from the Company.

Imatec Common Stock

Holders of Imatec Common Stock are entitled to one vote per share, either in person or by proxy, on all matters that may be voted upon by the owners thereof at a meeting of the stockholders, including the election of directors. There are no cumulative voting rights, meaning that the holders of a majority of the shares voting for the election of directors can elect all the directors if they choose to do so.

The holders of Imatec Common Stock (i) have equal, ratable rights to dividends from funds legally available therefor, when as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of Imatec Common Stock after payment of any liquidation preferences to holders of any preferred stock then outstanding, upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have pre-emptive or redemption provisions applicable thereto; and (iv) are entitled to dividends in such amounts and at such times as may be declared by the Company's Board out of funds legally available therefor. All outstanding shares of Imatec Common Stock are duly authorized, validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof.

Redeemable Warrants

The Redeemable Warrants have been issued pursuant to a Warrant Agreement (the "Warrant Agreement") between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agent"). The following discussion of certain terms and provisions of the Redeemable Warrants is qualified in its entirety by reference to the detailed provisions of the Redeemable Warrants and of the Warrant Agreement, the forms of which have been previously filed with the Commission.

Each Redeemable Warrant entitles the holder thereof to purchase one share of Imatec Common Stock at an exercise price of $6.50 per share at any time until October 28, 1999, subject to adjustment in certain circumstances. Each Redeemable Warrant is redeemable by the Company at any time commencing July 29, 1997. Each Redeemable Warrant is redeemable by the Company with the consent of the underwriter of its IPO, upon 30 days prior written notice, and will be subject to redemption at a redemption price of $.10 per Redeemable Warrant provided that the average closing bid price of the Imatec Common Stock as reported by Nasdaq, or if not quoted on Nasdaq, the average closing bid price of the Imatec Common Stock as reported by any other recognized quotation system on which the price of the Imatec Common Stock is quoted, or if not quoted on Nasdaq or any other recognized quotation system, the average closing sales price of the Imatec Common Stock on the primary exchange on which the Imatec Common Stock is traded equals or exceeds $7.50 per share, for any 20 trading days within a period of 30 consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. The Company, at its sole discretion, may elect, at any time, to decrease the exercise price of the Redeemable Warrants or change the consideration payable upon redemption of the Redeemable Warrants; provided, however, that in no event shall the consideration payable upon redemption of the Redeemable Warrants be less than the equivalent of $.10 per Redeemable Warrant.

The Redeemable Warrants contain anti-dilution provisions regarding certain events, including but not limited to, stock dividends, stock splits, and reclassifications. The holders of Redeemable Warrants, as such, have no right to vote on matters submitted to the stockholders of the Company or to receive dividends and are not entitled to share in the assets of the Company in the event of liquidation, dissolution or the winding-up of the Company's affairs. However, upon the exercise of the Redeemable Warrants and issuance of shares of Imatec Common Stock to the holder, such shares of Imatec Common Stock shall have rights identical to all other shares of Imatec Common Stock.

The Company is required to have a current registration statement on file with the Commission and to effect appropriate qualifications under the laws and regulations of the states in which the holders of the Redeemable Warrants reside in order to comply with applicable laws in connection with the exercise of the Redeemable Warrants. The Company has registered and qualified such issuable shares of Imatec Common Stock. There can be no assurance that the Company will be able to cause such registration statement to remain current or to continue appropriate qualification under applicable state securities laws, the failure of which may result in the exercise of the Redeemable Warrants and the resale or other disposition of Imatec Common Stock issued upon such exercise becoming unlawful.

The exercise prices of the Redeemable Warrants bear no relation to any objective criteria of value and should in no event be regarded as an indication of any future market price of the securities offered thereby.

Preferred Stock

The Company's Certificate of Incorporation provides for 2,000,000 shares of Preferred Stock, whereby the Board of the Company shall have the authority, without further action by the holders of the outstanding Imatec Common Stock, to issue up to 2,000,000 shares of Preferred Stock from time to time in one or more classes or series, to fix the number of shares constituting any class or series and the stated value thereof, if different from the par value, and to fix the terms of any such series or class, including dividend rights, dividend rates, conversion or exchange rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price and the liquidation preference of such class or series. Consequently, the issuance of Preferred Stock may be used as an "anti-takeover" device without further action on the part of the stockholders.

Issuance of Preferred Stock, which may be accomplished through a public offering or a private placement to parties favorable to current or future management, may dilute the voting power of holders of Imatec Common Stock (such as by issuing Preferred Stock with super voting rights) and may render more difficult the removal of current management, even if such removal may be in the stockholders' best interests. Further, the Company's Stock Option Plan provides for the immediate acceleration of, and removal of restrictions from, options and other awards under the plan upon a "change of control" (as defined therein). Such provisions may also have the result of discouraging acquisitions of the Company. The Company presently has no shares of Preferred Stock outstanding and has no present intention to issue any Preferred Stock.

The designations, rights and preferences of any Preferred Stock would be set forth in a Certificate of Designation which would be filed with the Secretary of State of Delaware.

Limitation on Liability of Directors

The Company's Certificate of Incorporation provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of the fiduciary duty of care as a director, including breaches which constitute gross negligence. By its terms and in accordance with the DGCL, however, this provision does not eliminate or limit the liability of a director of the Company (i) for breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payments or dividends or unlawful stock repurchases or redemptions), (iv) for any improper benefit or (v) for breaches of a director's responsibilities under the federal securities laws. The Company also may enter into an Indemnification Agreement with each of its Directors and any officer, employee, agent or fiduciary designated by the Board which provides that the Company indemnify the Director or other parties thereto to the fullest extent permitted by applicable law.

In addition, pursuant to the Agreement, the Company has agreed that it will cause its directors' and officers' liability insurance policies in effect on the date of the Agreement to be continued in full force and effect for a "run-off" period of six years after the date of the Closing (the "Run-Off Policy") if the original directors' and officers' liability insurance policies are in full force and effect at the time of the Closing. The Company may replace the Run-Off Policy with a new officers' and directors' liability policy or policies (the "New Policy") as long as the New Policy's limits of liability are no less than the aggregate amount of the limits of liability in the Run-Off Policy and the New Policy (i) is not more limited in scope than the Run-Off Policy, (ii) does not increase the amount of the retention or the amount of insurance for which the Company or any director or officer is responsible as specified in the Run-Off Policy, (iii) continues to cover all persons presently covered or to be covered prior to the date of the Agreement under the Run-Off Policy, and (iv) does not otherwise adversely change (with reference to any of the persons now or in the future covered thereby) any of the terms, conditions, or Coverage of the Run-Off Policy. As used herein, the term "Coverage" includes any or all of (a) the types of claims, (b) specific claims, or (c) the time period of claims covered in any policy. The Company has agreed that it will cause any New Policy obtained to be continued in full force and effect for up to six years after the date of the Closing.

Takeover Provisions

Section 203 of the DGCL ("Section 203") restricts certain transactions between a corporation organized under Delaware law (or its majority-owned subsidiaries) and any person holding 15% or more of the Company's outstanding voting stock, together with the affiliates or associates of such person (an "Interested Stockholder"). Section 203 prevents, for a period of three years following the date that a person becomes an Interested Stockholder, the following types of transactions between the Company and the Interested Stockholder (unless certain conditions, described below, are met): (a) mergers or consolidations, (b) sales, leases, exchanges, mortgages, pledges or other transfers of 10% or more of the aggregate assets of the Company, (c) issuances or transfers by the Company of any stock of the Company which would have the effect of increasing the Interested Stockholder's proportionate share of the stock of any class or series of the Company, (d) any other transaction which has the effect of increasing the proportionate share of the stock of any class or series of the Company which is owned by the Interested Stockholder, and (e) receipt by the Interested Stockholder of the benefit (except proportionately as a stockholder) of loans, advances, guarantees, pledges or other financial benefits provided by the Company.

The three-year ban does not apply if either the proposed transaction or the transaction by which the Interested Stockholder became an Interested Stockholder is approved by the Board prior to the date such stockholder becomes an Interested Stockholder. Additionally, an Interested Stockholder may avoid the statutory restriction if, upon the consummation of the transaction whereby such stockholder became an Interested Stockholder, the stockholder owned at least 85% of the outstanding voting stock of the Company without regard to those shares owned by the Company's officers and directors or certain employee stock plans. Business combinations with Interested Stockholders are also permitted within the three-year period if approved by the Board and authorized at an annual or special meeting of stockholders, by the holders of at least 66 2/3% of the outstanding voting stock not owned by the Interested Stockholder. In addition, any transaction is exempt from the statutory ban if it is proposed at a time when the Company has proposed, and a majority of certain continuing directors of the Company have approved, a transaction with a party who is not an Interested Stockholder of the Company (or who becomes such with board approval) if the proposed transaction involves (a) certain mergers or consolidations involving the Company, (b) a sale or other transfer of over 50% of the aggregate assets of the Company, or (c) a tender or exchange offer for 50% or more of the outstanding voting stock of the Company.

Prior to October 1, 1995, a corporation, by action of its board of directors, had the option of electing to exclude itself from the coverage of Section 203. Since October 1, 1995, a corporation may, at its option, exclude itself from the coverage of Section 203 by amending its certificate of incorporation or bylaws by action of its stockholders to exempt itself from coverage, provided that such bylaw or charter amendment will not become effective until 12 months after the date it is adopted. The Company has not adopted such a charter or bylaw amendment.

The foregoing provisions in the Certificate of Incorporation, the existence of authorized but unissued capital stock and the application of Section 203 to stockholders of the Company may tend to deter unfriendly offers or other efforts to obtain control of the Company that are not approved by the Company's Board and thereby deprive the Company's stockholders of opportunities to sell their shares of Imatec Common Stock at prices higher than prevailing market prices.

                   PROPOSAL 3: INDEPENDENT PUBLIC ACCOUNTANTS

Most Horowitz & Company, LLP served as the independent public accountants for the Company in 1996 and have been appointed the Company's independent public accountants for 1997. Representatives of Most Horowitz & Company, LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The stockholders are requested to ratify and approve the appointment of Most Horowitz & Company, LLP as independent public accountants for 1997.

The appointment of Most Horowitz & Company will be approved if the votes cast in favor of such approval exceed the votes cast opposing such approval, regardless of whether Proposal 2 is approved by the stockholders.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION AND APPROVAL OF MOST HOROWITZ & COMPANY AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

OTHER BUSINESS

The Board knows of no business that will come before the meeting except that indicated above. However, if any other matters are properly brought before the meeting, it is intended that the persons acting under the proxy will vote thereunder in accordance with their best judgment.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Based solely upon a review of reports on Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and reports on Form 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from reporting persons that no Form 5 was required, the Company believes that all filing requirements applicable to its officers, directors and beneficial owners under Section 16(a) of the Exchange Act were complied with during 1996.

COST OF PROXY SOLICITATION

The cost of preparing, assembling and mailing this proxy material will be borne by the Company. In addition to solicitation by mail, solicitations may be made by regular employees of the Company or by paid solicitors in person or by telephone or telegraph. Arrangements may be made with brokerage houses, custodians, nominees and fiduciaries to send proxy material to their principals and the Company will reimburse them for their expense in so doing.

STOCKHOLDER PROPOSALS

It is anticipated that the 1998 Annual Meeting will be held in May 1998 with proxy solicitation commencing in March 1998. In accordance with the proxy rules of the Securities and Exchange Commission, proposals by stockholders intended for inclusion in the proxy material solicited by the

Company for the 1998 Annual Meeting are required to be received by the Company within a reasonable time before its solicitation is made.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Commission pursuant to the Exchange Act (Commission File No. 0-21752) are incorporated by reference herein:

         1. Schedule 13E-3 Transaction Statement dated November __, 1997.

         2. Annual Report on Form 10-K for the year ended December 31, 1996.

         3. Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

         4. Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

THIS PROXY STATEMENT INCORPORATES BY REFERENCE DOCUMENTS RELATING TO THE COMPANY WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. DOCUMENTS RELATING TO THE COMPANY (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT IS DELIVERED, ON WRITTEN OR ORAL REQUEST, WITHOUT CHARGE, FROM IMATEC, LTD., 150 EAST 58TH STREET, NEW YORK, NEW YORK 10155, ATTN.: INVESTOR RELATIONS, TELEPHONE (212) 826-0440. COPIES OF DOCUMENTS SO REQUESTED WILL BE SENT BY FIRST CLASS MAIL, POSTAGE PAID, WITHIN ONE BUSINESS DAY OF THE RECEIPT OF SUCH REQUEST.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

                                  IMATEC, LTD.
                Annual Meeting of Stockholders - __________, 1997
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


         The undersigned stockholder in Imatec, Ltd. (the "Corporation") hereby constitutes and appoints Neal Factor and Josef Weiss, and each of them, his true and lawful attorneys and proxies, with full power of substitution in and for each of them, to vote all shares of the Corporation which the undersigned is entitled to vote at the Annual Meeting of stockholders to be held at the offices of the Company, 150 East 58th Street, New York, New York, on ______________, November __, 1997, ________ ___.m., Eastern Daylight Savings Time, or at any postponement or adjournment thereof, on any and all of the proposals contained in the Notice of the Annual Meeting of stockholders, with all the powers the undersigned would possess if present personally at said meeting, or at any postponement or adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED UNDER PROPOSAL 1.A. ON THE REVERSE SIDE AND FOR THE APPROVAL OF PROPOSALS 2 and 3.





            (Continued and to be signed and dated on the other side)

The Directors recommend a vote FOR Proposals 1A, 2 and 3             Please mark
                                                                     your votes
                                                           [X]         as this
                                                                       example


                            ---------------
                                COMMON

IF YOU VOTE FOR PROPOSAL 2, PLEASE COMPLETE THE FOLLOWING:

PROPOSAL
1.A.    Election of Directors -            FOR All nominees         WITHHOLD
        Alternative A                     listed (except a    AUTHORITY in vote
                                             marked in the     for all nominees
                                             contrary, see      listed at left
                                           instruction below)


        Clifford A. Brandeis, William M.              [ ]                [ ]
        Thompson and John M. Thompson


PROPOSAL      Proposal to approve the sale of
  2.          the Company's current business       FOR     AGAINST    ABSTAIN
              to Dr. Hanoch Shalit, the
              Company's President, Chief           [ ]       [ ]        [ ]
              Executive Officer, Chairman of
              the Board and Secretary and
              ratification of the Board's actions
              in connection therewith


PROPOSAL      Proposal to ratify and approve the
  3.          appointment of Most Horowitz &       FOR     AGAINST     ABSTAIN
              Company as independent public
              accountants for the fiscal year      [ ]       [ ]        [ ]
              ending December 31, 1997

PLEASE COMPLETE THE FOLLOWING.  IF PROPOSAL 2 IS NOT
APPROVED THE FOLLOWING PERSONS WILL BE THE NOMINEES FOR
DIRECTOR:
PROPOSAL
1.B.    Election of Directors -            FOR All nominees         WITHHOLD
        Alternative A                     listed (except a    AUTHORITY in vote
                                             marked in the     for all nominees
                                             contrary, see      listed at left
                                           instruction below)


             Dr. Hanoch Shalit, Neal Factor,
             Steven Ai, Simon Cross and Josef     [ ]                 [ ]
             Weiss

INSTRUCTION: To withhold authority to vote for any individual nominee, line through the name of the nominee

The above named proxies are granted the authority, in their discretion, to act upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.

Dated , 1997_________________________________________________

Signature(s) ________________________________________________

Signatures __________________________________________________


Please sign exactly as your name appears and return this immediately in the enclosed stamped self-addressed envelope